                                                                 EXHIBIT 2.1


                              AMENDED AND RESTATED

                                MERGER AGREEMENT

                                  BY AND AMONG

                             MEDAPHIS CORPORATION,

                                  HDSSUB, INC.

                                      AND

                        HEALTH DATA SCIENCES CORPORATION

                               AS OF MAY 23, 1996

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                                                                                            PAGE
                                                                                            ----
ARTICLE 1 THE MERGER......................................................................   A-8
    Section 1.1.  Surviving Corporation...................................................   A-8
    Section 1.2.  Certificate of Incorporation............................................   A-8
    Section 1.3.  Bylaws..................................................................   A-8
    Section 1.4.  Directors...............................................................   A-8
    Section 1.5.  Officers................................................................   A-8
    Section 1.6.  Effective Time..........................................................   A-8
    Section 1.7.  Tax-Free Reorganization.................................................   A-8
ARTICLE 2 CONVERSION OF SHARES; TREATMENT OF OPTIONS......................................   A-9
    Section 2.1.  HDS Common Stock and Preferred Stock....................................   A-9
    Section 2.2.  Fractional Shares.......................................................   A-9
    Section 2.3.  Dissenting Shares.......................................................   A-9
    Section 2.4.  Treatment of HDS Employee Stock Options.................................  A-10
    Section 2.5.  Exchange of HDS Capital Stock...........................................  A-10
    Section 2.6.  Conversion Ratio and Adjustment Event...................................  A-11
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF HDS...........................................  A-11
    Section 3.1.  Organization............................................................  A-11
    Section 3.2.  Authorization...........................................................  A-12
    Section 3.3.  Absence of Restrictions and Conflicts...................................  A-12
    Section 3.4.  Capitalization..........................................................  A-12
    Section 3.5.  Financial Statements....................................................  A-13
    Section 3.6.  Absence of Certain Changes..............................................  A-13
    Section 3.7.  Legal Proceedings.......................................................  A-14
    Section 3.8.  Compliance with Law.....................................................  A-14
    Section 3.9.  Material Contracts......................................................  A-14
    Section 3.10. HDS Client Contracts....................................................  A-15
    Section 3.11. Tax Returns; Taxes......................................................  A-15
    Section 3.12. Officers, Directors and Employees.......................................  A-16
    Section 3.13. Employee Benefit Plans..................................................  A-16
    Section 3.14. Labor Relations.........................................................  A-18
    Section 3.15. Insurance...............................................................  A-18
    Section 3.16. Title to Properties and Related Matters.................................  A-18
    Section 3.17. Environmental Matters...................................................  A-19
    Section 3.18. Patents, Trademarks, Trade Names........................................  A-19
    Section 3.19. HDS Computer Software and Hardware......................................  A-20
    Section 3.20. Proxy Statement and Registration Statement..............................  A-21
    Section 3.21. Transactions with Affiliates............................................  A-21
    Section 3.22. Brokers, Finders and Investment Bankers.................................  A-22
    Section 3.23. Disclosure..............................................................  A-22
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF MEDAPHIS......................................  A-22
    Section 4.1.  Organization............................................................  A-22
    Section 4.2.  Authorization...........................................................  A-22
    Section 4.3.  Absence of Restrictions and Conflicts...................................  A-22
    Section 4.4.  Capitalization of Medaphis..............................................  A-23
    Section 4.5.  Capital Stock of Medaphis Subsidiaries..................................  A-23
    Section 4.6.  Medaphis Commission Reports.............................................  A-23
    Section 4.7.  Financial Statements....................................................  A-24
    Section 4.8.  Absence of Certain Changes..............................................  A-24
    Section 4.9.  Legal Proceedings.......................................................  A-25
    Section 4.10. Compliance with Law.....................................................  A-25
    Section 4.11. Proxy Statement and Registration Statement..............................  A-25

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
    Section 4.12. Tax Returns; Taxes......................................................  A-25
    Section 4.13. Billing and Collection Practices........................................  A-25
    Section 4.14. Medaphis Employee Benefit Plans.........................................  A-26
    Section 4.15. Labor Relations.........................................................  A-27
    Section 4.16. Medaphis Computer Software and Hardware.................................  A-28
    Section 4.17. Title to Properties and Related Matters.................................  A-29
    Section 4.18. Environmental Matters...................................................  A-29
    Section 4.19. Brokers, Finders and Investment Bankers.................................  A-29
    Section 4.20. Disclosure..............................................................  A-29
ARTICLE 5 CERTAIN COVENANTS AND AGREEMENTS................................................  A-29
    Section 5.1.  Conduct of Business by HDS..............................................  A-29
    Section 5.2.  Conduct of Business by Medaphis.........................................  A-31
    Section 5.3.  Inspection and Access to Information....................................  A-31
    Section 5.4.  Registration Statement..................................................  A-32
    Section 5.5.  HDS Stockholder Matters.................................................  A-32
    Section 5.6.  The Nasdaq National Market Additional Shares Notification...............  A-32
    Section 5.7.  HDS Affiliates..........................................................  A-32
    Section 5.8.  No Solicitation; Acquisition Proposals..................................  A-33
    Section 5.9.  Reasonable Efforts; Further Assurances; Cooperation.....................  A-33
    Section 5.10. Public Announcements....................................................  A-34
    Section 5.11. Financial Statements and Commission Reports.............................  A-34
    Section 5.12. Supplements to Disclosure Letters.......................................  A-35
    Section 5.13. Pooling of Interests Accounting.........................................  A-35
    Section 5.14. Accountant's Review Report..............................................  A-35
    Section 5.15. Special Indemnification by Medaphis.....................................  A-35
    Section 5.16  Employees...............................................................  A-36
    Section 5.17  Certain Other Benefits..................................................  A-37
ARTICLE 6 CONDITIONS......................................................................  A-37
    Section 6.1.  Conditions to Each Party's Obligations..................................  A-37
    Section 6.2.  Conditions to Obligations of Medaphis...................................  A-37
    Section 6.3.  Conditions to Obligations of HDS........................................  A-38
ARTICLE 7 CLOSING.........................................................................  A-39
ARTICLE 8 TERMINATION.....................................................................  A-39
    Section 8.1.  Termination.............................................................  A-39
    Section 8.2.  Specific Performance and Other Remedies.................................  A-40
    Section 8.3.  Effect of Termination...................................................  A-40
    Section 8.4.  Termination Fee.........................................................  A-40
ARTICLE 9 MISCELLANEOUS PROVISIONS........................................................  A-41
    Section 9.1.  Notices.................................................................  A-41
    Section 9.2.  Disclosure Letters and Exhibits.........................................  A-41
    Section 9.3.  Assignment; Successors in Interest......................................  A-41
    Section 9.4.  Representations and Warranties..........................................  A-41
    Section 9.5.  Number; Gender..........................................................  A-42
    Section 9.6.  Captions................................................................  A-42
    Section 9.7.  Controlling Law; Integration; Amendment.................................  A-42
    Section 9.8.  HDS and Medaphis Knowledge..............................................  A-42

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
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                                                                                            PAGE
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
    Section 9.9.  Severability............................................................  A-42
    Section 9.10. Counterparts............................................................  A-42
    Section 9.11. Enforcement of Certain Rights...........................................  A-42
    Section 9.12. Waiver..................................................................  A-43
    Section 9.13. Fees and Expenses.......................................................  A-43

                                 DEFINED TERMS

                                      TERM                                          SECTION
- ---------------------------------------------------------------------------------  ---------
Acquisition Transaction..........................................................  5.8
Agreement........................................................................  Page A-8
Average Closing Price............................................................  2.2
Certificate and Certificates.....................................................  2.5(a)
Closing..........................................................................  Page A-39
Closing Date.....................................................................  Page A-39
Code.............................................................................  1.7
Commission.......................................................................  2.4(c)
Conversion Ratio.................................................................  2.6(a)
Delaware Certificate of Merger...................................................  Page A-8
Deloitte & Touche................................................................  3.5(a)
Deloitte & Touche Review Report..................................................  5.14
DGCL.............................................................................  Page A-8
Dissenting Shares................................................................  2.3
EEOC.............................................................................  3.14
Effective Time...................................................................  1.6
Employee Benefit Plan............................................................  3.13(a)(ii)
ERISA............................................................................  3.13(a)(ii)
Excess Parachute Payment.........................................................  3.13(k)
Exchange Act.....................................................................  3.3
HDS..............................................................................  Page A-8
HDS Benefit Plan.................................................................  3.13(a)
HDS Capital Stock................................................................  2.1(a)
HDS Client Contracts.............................................................  3.10
HDS Common Stock.................................................................  2.1(a)
HDS Detrimental Information......................................................  6.2(l)
HDS Disclosure Letter............................................................  Article 3
HDS ERISA Affiliate..............................................................  3.13(b)
HDS Executives...................................................................  9.8
HDS Financial Statements.........................................................  3.5(a)
HDS Hardware.....................................................................  3.19(a)
HDS License Agreements...........................................................  3.19(b)
HDS Licensed Software............................................................  3.19(a)
HDS Material Adverse Effect......................................................  3.1
HDS Material Contracts...........................................................  3.9
HDS Preferred Stock..............................................................  2.1(a)
HDS Proprietary Software.........................................................  3.19(a)
HDS Qualified Plans..............................................................  3.13(g)
HDS Series B Stock...............................................................  2.1(a)
HDS Series C Stock...............................................................  2.1(a)
HDS Series F Stock...............................................................  2.1(a)
HDS Software.....................................................................  3.19(a)
HDS Stockholder..................................................................  2.2
HDSSub...........................................................................  Page A-8
HSR Act..........................................................................  3.3
Intellectual Property............................................................  3.18
IRS..............................................................................  3.13(f)
Licensed Intellectual Property...................................................  3.18
Medaphis.........................................................................  Page A-8

                                      TERM                                          SECTION
- ---------------------------------------------------------------------------------  ---------
Medaphis Balance Sheet...........................................................  4.7
Medaphis Benefit Plan............................................................  4.14(a)
Medaphis Commission Reports......................................................  4.6
Medaphis Common Stock............................................................  2.1(a)
Medaphis Disclosure Letter.......................................................  Article 4
Medaphis Due Diligence Review....................................................  5.3(a)
Medaphis ERISA Affiliate.........................................................  4.14(b)
Medaphis Executives..............................................................  9.8
Medaphis Financial Statements....................................................  4.7
Medaphis Hardware................................................................  4.16(a)
Medaphis License Agreements......................................................  4.16(b)
Medaphis Licensed Software.......................................................  4.16(b)
Medaphis Material Adverse Effect.................................................  4.1
Medaphis Premises................................................................  4.18
Medaphis Proprietary Software....................................................  4.16(a)
Medaphis Qualified Plans.........................................................  4.14(e)
Medaphis Software................................................................  4.16(b)
Medaphis Subsidiaries............................................................  4.5
Merger...........................................................................  Page A-8
NLRB.............................................................................  3.14
Non-Qualified Options............................................................  2.4(a)
Option Assumption Agreement......................................................  2.4(b)
Options..........................................................................  2.4(a)
PBGC.............................................................................  3.13(f)
Pension Benefit Plan.............................................................  3.13(n)
Premises.........................................................................  3.17
Proprietary Intellectual Property................................................  3.18
Proxy Statement..................................................................  3.20
Qualified Beneficiaries..........................................................  5.16(b)
Registration Statement...........................................................  3.20
SO Plans.........................................................................  2.4(a)
Scheduled Leases.................................................................  3.16(b)
Securities Act...................................................................  3.3
Special Indemnified Parties......................................................  5.15(a)
Specified Employees..............................................................  5.1(m)
Specified Stockholders...........................................................  5.1(m)
Subsidiary.......................................................................  3.1
Successor Plans..................................................................  5.16(b)
Surviving Corporation............................................................  1.1
The knowledge of the HDS Executives..............................................  9.8
The knowledge of the Medaphis Executives.........................................  9.8
Total HDS Shares.................................................................  2.7(a)
1996 Balance Sheet...............................................................  3.5(a)

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

                                    EXHIBITS

                                    EXHIBIT                                         NUMBER
- --------------------------------------------------------------------------------  ----------
Delaware Certificate of Merger..................................................  1.1
Option Assumption Agreement.....................................................  2.4
Noncompetition and Nonsolicitation Agreement....................................  5.1(m)(A)
Employment Agreements...........................................................  5.1(m)(B)
Tax Opinion of King & Spalding..................................................  6.1(c)
Opinion of Seyfarth, Shaw, Fairweather & Geraldson..............................  6.2(c)
Opinion of King & Spalding......................................................  6.3(c)

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

                              AMENDED AND RESTATED
                                MERGER AGREEMENT

     THIS AMENDED AND RESTATED MERGER AGREEMENT, dated as of May 23, 1996 (the "Agreement"), by and among MEDAPHIS CORPORATION, a Delaware corporation ("Medaphis"), HDSSUB, INC., a Delaware corporation and a wholly-owned subsidiary of Medaphis ("HDSSub"), and HEALTH DATA SCIENCES CORPORATION, a Delaware corporation ("HDS").

     WHEREAS, the respective Boards of Directors of Medaphis, HDSSub and HDS each have approved this Agreement and the merger (the "Merger"), pursuant to this Agreement and a certificate of merger in the form attached as Exhibit 1.1 proposed to be filed in the State of Delaware (the "Delaware Certificate of Merger"), of HDSSub with and into HDS on the terms and conditions contained in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL");

     WHEREAS, Medaphis, as the sole stockholder of HDSSub, has approved this Agreement, the Merger and the transactions contemplated by this Agreement pursuant to action taken by unanimous written consent in accordance with the requirements of the DGCL and the Certificate of Incorporation and the Bylaws of HDSSub;

     WHEREAS, the parties to this Agreement intend that the Merger qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE 1.

                                   THE MERGER

     Section 1.1. Surviving Corporation. Subject to the provisions of this Agreement and the DGCL, at the Effective Time, HDSSub shall be merged with and into HDS, and the separate corporate existence of HDSSub shall cease. HDS shall be the surviving corporation in the Merger (sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the DGCL.

     Section 1.2. Certificate of Incorporation. The Certificate of Incorporation of HDS shall be the Certificate of Incorporation of the Surviving Corporation until amended after the Effective Time.

     Section 1.3. Bylaws. The Bylaws of HDS shall be the Bylaws of the Surviving Corporation until amended after the Effective Time.

     Section 1.4. Directors. The directors of the Surviving Corporation shall consist of the directors of HDSSub immediately prior to the Effective Time, such directors to hold office from the Effective Time until their respective successors are elected and qualify.

     Section 1.5. Officers. The officers of the Surviving Corporation shall consist of the officers of HDSSub immediately prior to the Effective Time, such officers to hold office from the Effective Time until their respective successors are elected and qualify.

     Section 1.6. Effective Time. If all of the conditions set forth in Article 6 have been fulfilled or waived in accordance with the terms of this Agreement and this Agreement has not been terminated in accordance with Article 8, the parties shall cause the Delaware Certificate of Merger to be properly executed and filed on the Closing Date with the Secretary of State of the State of Delaware. The Merger shall become effective as of the time of filing of a properly executed Delaware Certificate of Merger. The date and time when the Merger becomes effective is referred to in this Agreement as the Effective Time.

     Section 1.7. Tax-Free Reorganization. The Merger is intended to be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this

Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code.

                                   ARTICLE 2.

                   CONVERSION OF SHARES; TREATMENT OF OPTIONS

     Section 2.1. HDS Common and Preferred Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any HDS Stockholder (as defined below):

          (a) Subject to Section 2.2, (i) each share of common stock, par value $0.10 per share, of HDS ("HDS Common Stock"), (ii) each share of Series B Convertible Preferred Stock, par value $0.10 per share, of HDS ("HDS Series B Stock"), (iii) each share of Series C Convertible Preferred Stock, par value $0.10 per share of HDS ("HDS Series C Stock"), and (iv) each share of Series F Convertible Preferred Stock, par value $0.10 per share of HDS ("HDS Series F Stock"), issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares and treasury shares) shall be converted, without any further action, into the right to receive such number of shares of voting common stock, par value $.01 per share, of Medaphis ("Medaphis Common Stock") as is equal to the Conversion Ratio. The HDS Series B Stock, HDS Series C Stock and HDS Series F Stock are together referred to as the "HDS Preferred Stock"; and the HDS Common Stock and HDS Preferred Stock are together referred to as the "HDS Capital Stock."

          (b) Each share of HDS Capital Stock issued immediately prior to the Effective Time that is then held in HDS's treasury shall be canceled and retired and all rights in respect of such HDS Capital Stock shall cease to exist, without any conversion thereof or payment of any consideration therefor.

          (c) Each share of common stock, par value $0.01 per share, of HDSSub that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.10 per share, of the Surviving Corporation.

     Section 2.2. Fractional Shares. No scrip or fractional shares of Medaphis Common Stock shall be issued in the Merger. All fractional shares of Medaphis Common Stock to which a holder of HDS Capital Stock (each an "HDS Stockholder") immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated. If a fractional share results from such aggregation, an HDS Stockholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of such HDS Stockholder's Certificate(s) that represent such shares of HDS Capital Stock, to receive from Medaphis an amount in cash in lieu of such fractional share, based on the Average Closing Price. For purposes of this Agreement, the "Average Closing Price" shall be the arithmetic average of the closing price per share of Medaphis Common Stock, as reported on the Nasdaq National Market, for each of the ten consecutive trading days ending on the trading day immediately prior to the date of the annual or special meeting of HDS Stockholders at which the Merger and this Agreement will be voted on by HDS Stockholders entitled so to vote.

     Section 2.3. Dissenting Shares. To the extent that appraisal rights are available under Section 262 of the DGCL, shares of HDS Capital Stock that are issued and outstanding immediately prior to the Effective Time and that have not been voted for adoption of the Merger and with respect to which appraisal rights have been properly demanded in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the consideration provided for in Sections 2.1 and 2.2 at or after the Effective Time unless and until the holder of such shares becomes ineligible for such appraisal. If a holder of Dissenting Shares becomes ineligible for appraisal, then, as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in Sections 2.1 and 2.2. If any HDS Stockholder asserts the right to be paid for the fair value of such HDS Capital Stock as described above, HDS shall give Medaphis notice of such assertion and Medaphis shall have the right to participate in all negotiations and proceedings with respect to any such demands. HDS shall not, except with the prior written consent of Medaphis, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Payment for Dissenting Shares shall be made as required by the DGCL.

     Section 2.4. Treatment of HDS Employee Stock Options. (a) At the Effective Time, Medaphis shall assume all of HDS's rights and obligations with respect to the outstanding stock options held by certain employees, officers and directors of HDS pursuant to the HDS stock option plans (the "SO Plans"), as such SO Plans and such options are set forth in the HDS Disclosure Letter, which are outstanding and unexercised at the Effective Time (together, the "Options"), whether or not the Options are then exercisable. Promptly following such assumption, Medaphis shall, subject to Section 2.4(b), substitute for the Options non-qualified options to be granted under the Medaphis Non-Qualified Stock Option Plan for Employees of Acquired Companies (the "Non-Qualified Options"). The Non-Qualified Options shall have the vesting and other terms and conditions described in the Option Assumption Agreement (as defined in Section 2.4(b)) and shall, in addition, have a term or terms mutually agreed upon by Medaphis and HDS that will result in any Option that had been an "incentive stock option" (as defined in the Code) being disqualified from its status as an "incentive stock option." At and after the Effective Time, each Non-Qualified Option and each Option for which a Non-Qualified Option is not issued in substitution shall thereafter evidence the right to purchase the number of shares of Medaphis Common Stock equal to the product (rounded up or down to the nearest whole share) of (i) the number of shares of HDS Common Stock covered by such option immediately prior to the Effective Time, multiplied by (ii) the Conversion Ratio. The exercise price of such Non-Qualified Options for each share of Medaphis Common Stock subject to such options shall be equal to the quotient (rounded up or down to the nearest whole cent) obtained by dividing (i) the per-share exercise price for shares of HDS Common Stock subject to such option immediately prior to the Effective Time, by (ii) the Conversion Ratio.

     (b) At least ten days prior to the Effective Time, Medaphis shall deliver to each holder of an Option an Option Notice and Assumption Agreement in the form attached as Exhibit 2.4 (the "Option Assumption Agreement") setting forth Medaphis' assumption of the Option and substitution of the Non-Qualified Option in accordance with the terms of Section 2.4(a). Medaphis shall not be entitled to or required to substitute a Non-Qualified Option for an Option in accordance with Section 2.4(a) until it has received from the holder of an Option a properly executed and completed Option Assumption Agreement with respect to the Option. HDS shall not grant any options to purchase shares of HDS Capital Stock under any SO Plan or otherwise after the date of this Agreement.

     (c) Medaphis agrees to cause the shares of Medaphis Common Stock issuable upon exercise of the Non-Qualified Options (and, to the extent Non-Qualified Options were not issued in substitution therefor, the Options) and all other Options assumed by Medaphis or issued by Medaphis in replacement of the Options to be registered with the Securities and Exchange Commission (the "Commission") on a Form S-8 Registration Statement within thirty days following the Effective Time. Medaphis further agrees to cause the shares of Medaphis Common Stock issuable upon exercise of the Non-Qualified Options (and, to the extent Non-Qualified Options were not issued in substitution therefor, the Options) to be registered or exempt from the registration requirements of all applicable state securities laws, rules and regulations.

     (d) Approval by the HDS Stockholders of this Agreement shall constitute authorization and approval of any and all of the actions described in this
Section 2.4.

     Section 2.5. Exchange of HDS Capital Stock. (a) On or prior to the Closing Date, Medaphis shall make available to each record holder who, as of the Effective Time, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of HDS Capital Stock (the "Certificate" or "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for conversion into Medaphis Common Stock and payment for fractional shares. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Medaphis; and the form of letter of transmittal shall so reflect. Upon surrender to Medaphis of a Certificate, together with a properly completed and executed letter of transmittal, the holder of such Certificate is entitled to receive in exchange
(i) one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole fully paid and nonassessable shares of Medaphis Common Stock to which such HDS Stockholder shall have become entitled pursuant to the provisions of Section 2.1(a) and (ii) as to any fractional share of Medaphis Common Stock, a check representing the cash consideration to which such holder shall have become entitled pursuant to
Section 2.2. The Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash payable upon the surrender of the Certificates. From the Effective Time until surrender in accordance with the provisions of this Section 2.4, each Certificate shall represent for all purposes only the right to receive the consideration provided in Sections 2.1 and 2.2. All payments of respective shares of Medaphis Common Stock and cash for fractional shares that are made upon surrender of Certificates in accordance with the terms of this Agreement shall be deemed to have been made in full satisfaction of rights pertaining to the shares of HDS Common Stock evidenced by such Certificates.

     (b) In the case of any lost, mislaid, stolen or destroyed Certificate, the holder of such Certificate may be required, as a condition precedent to delivery to such holder of the consideration described in Sections 2.1 and 2.2, to deliver to Medaphis a bond in such reasonable sum or a reasonably satisfactory indemnity agreement as Medaphis may direct as indemnity against any claim that may be made against Medaphis or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

     (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of HDS Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration described in Sections 2.1 and 2.2.

     (d) Any shares of Medaphis Common Stock or cash due former HDS Stockholders pursuant to Sections 2.1 and 2.2 that remains unclaimed by such former HDS Stockholder for six months after the Effective Time shall be held by Medaphis; and any former HDS Stockholder who has not prior to that date complied with
Section 2.5(a) can thereafter look only to Medaphis for issuance of the number of shares of Medaphis Common Stock and other consideration to which such holder has become entitled pursuant to the provisions of Sections 2.1 and 2.2, except that neither Medaphis nor any other party to this Agreement shall be liable to a former HDS Stockholder for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 2.6. Conversion Ratio and Adjustment Event. (a) The Conversion Ratio is 6,125,000 divided by Total HDS Shares. Total HDS Shares is 7,741,843, which represents the sum of the number of shares of HDS Preferred Stock and HDS Common Stock that are issued and outstanding on the date of this Agreement.

     (b) The Conversion Ratio shall be calculated to the nearest 1/10,000th of a whole number.

     (c) If, after the date of this Agreement and prior to the Effective Time, Medaphis shall have declared a stock split (including a reverse split) or combination of Medaphis Common Stock or a dividend payable in Medaphis Common Stock, or any other distribution of Medaphis Common Stock to holders of Medaphis Common Stock with respect to their Medaphis Common Stock (including such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction), or otherwise have changed the Medaphis Common Stock into any other securities, then the Conversion Ratio shall be appropriately adjusted to reflect such stock split, combination or dividend or other distribution or change of securities.

                                   ARTICLE 3.

                     REPRESENTATIONS AND WARRANTIES OF HDS

     With such exceptions as are set forth in a letter (the "HDS Disclosure Letter") delivered by HDS to Medaphis prior to the date of this Agreement, HDS represents and warrants to Medaphis as follows:

     Section 3.1. Organization. HDS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the subsidiary of HDS listed as such in the HDS Disclosure Letter (the "Subsidiary") is a corporation existing under the laws of the Province of Ontario, and HDS and Subsidiary have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted. HDS and Subsidiary are each qualified to transact business, and are in good standing, as a foreign corporation in each jurisdiction where the character of their activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of HDS and Subsidiary taken as a whole (such an effect, an "HDS Material Adverse Effect"). HDS has made available to Medaphis accurate and complete copies of the Certificate of Incorporation (including all certificates of designation relating to the HDS Preferred Stock) and Bylaws, as currently in effect, of HDS, the minute books and stock records of HDS and the corresponding documents of Subsidiary. The HDS Disclosure Letter contains a true and correct list of the jurisdictions in which HDS or Subsidiary is qualified to do business as a foreign corporation.

     Section 3.2. Authorization. HDS has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. Other than the stockholder approval contemplated in Section 6.1(a), the execution and delivery of this Agreement by HDS and the performance by HDS of its obligations under this Agreement and the consummation of the Merger and the other transactions provided for by this Agreement have been duly and validly authorized by all necessary corporate action on the part of HDS. The Board of Directors of HDS has approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for in this Agreement. This Agreement has been duly executed and delivered by HDS and constitutes the valid and binding agreement of HDS, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     Section 3.3. Absence of Restrictions and Conflicts. Subject to the stockholder approval contemplated in Section 6.1(a), the execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate, constitute a breach of or default under, result in the loss of any material benefit under the terms or provisions of, or permit the acceleration of any obligation under, (i) any term or provision of the charter or bylaws of HDS or Subsidiary, (ii) any HDS Material Contract, (iii) any judgment, decree or order of any court or governmental authority or agency to which HDS or Subsidiary is a party or by which HDS or Subsidiary or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to HDS or Subsidiary, so as to have, in the case of subsections (ii) through (iv) above, an HDS Material Adverse Effect. Except for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable state securities laws and the filing and recordation of the Certificate of Merger as required by the DGCL, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to HDS or Subsidiary is required in connection with the execution, delivery or performance of this Agreement by HDS or the consummation of the transactions contemplated by this Agreement by HDS, the failure to obtain which would have an HDS Material Adverse Effect.

     Section 3.4. Capitalization. The authorized capital stock of HDS consists of 10,000,000 shares of common stock, $0.10 par value per share, and 5,000,000 shares of serial preferred stock, of which 742,000 shares of HDS Series B Stock, 1,687,500 shares of HDS Series C Stock, 830,000 shares of HDS Series E Stock and 1,818,181 shares of HDS Series F Stock have been authorized. As of the date of this Agreement, there were 4,081,990 shares of HDS Common Stock, 742,000 shares of HDS Series B Stock, 1,312,500 shares of HDS Series C Stock and 1,605,353 shares of HDS Series F stock issued and outstanding. Shares of the HDS Series B, HDS Series C and HDS Series F Stock are convertible into shares of HDS Common Stock on a one-for-one basis. Each share of HDS Capital Stock outstanding as of the date of this Agreement is duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights. There are no subscriptions, options, convertible securities, calls, puts, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating HDS to purchase, redeem, issue, transfer, deliver or sell, or cause to be purchased, redeemed, issued, transferred, delivered or sold, additional shares of the capital stock or other securities of HDS or obligating HDS to grant, extend or enter into any such agreement or commitment. HDS does not own an equity interest in any corporation, partnership or other entity, except that HDS owns beneficially and of record all the issued and outstanding stock of the Subsidiary. Each share of capital stock of the Subsidiary outstanding as of the date of this Agreement is duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights. No prior offer, issue, redemption, call, purchase, sale, transfer or other transaction of any nature with respect to the capital stock or equity interests of HDS, or any corporation or organization which has been merged into HDS, has given or may give rise to any valid claim or action by any person which is enforceable against HDS, the Surviving Corporation or any of their respective affiliates and, to the knowledge of the HDS Executives (as hereinafter defined), no fact or circumstance exists which could give rise to any such right, claim or action on behalf of any person.

     Section 3.5. Financial Statements. (a) HDS has made available to Medaphis the audited balance sheets of HDS as of March 31, 1995 and March 31, 1996, and the related audited statements of income, changes in stockholders' equity and cash flows for the respective fiscal years then ended including the notes to such financial statements, examined by and accompanied by the report of Deloitte & Touche LLP ("Deloitte & Touche"), independent public accountants (the balance sheet as of March 31, 1996 is referred to herein as the "1996 Balance Sheet"). All of the foregoing financial statements are collectively referred to as the "HDS Financial Statements." The HDS Financial Statements (i) have been prepared from, and are in accordance with, the books and records of HDS and (ii), as applicable, present fairly the financial position, results of operations, changes in stockholders' equity and cash flows of HDS as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied. The HDS Disclosure Letter sets forth a true and complete list of all loss contingencies (within the meaning of Statement of Financial Accounting Standards No. 5) of HDS existing as of March 31, 1996 exceeding $50,000 in the case of any single loss contingency or $100,000 in the case of all loss contingencies.

     (b) On the Closing Date, HDS and Subsidiary will not have any obligation or liability (including but not limited to indebtedness for borrowed money and capitalized lease obligations) that under generally accepted accounting principles is required to be recorded on a balance sheet as a long-term liability.

     Section 3.6. Absence of Certain Changes. (a) Since March 31, 1996, there has not been (i) any material adverse change in the assets, liabilities, results of operations, financial condition or business of HDS and Subsidiary taken as a whole, (ii) any material damage, destruction, loss or casualty to property or assets of HDS, whether or not covered by insurance, which property or assets are material to the operations or business of HDS and Subsidiary taken as a whole,
(iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of HDS, any redemption or other acquisition by HDS of any of the capital stock of HDS or any split, combination or reclassification of shares of capital stock declared or made by HDS or (iv) any agreement to do any of the foregoing.

     (b) Since March 31, 1996, there have not been (i) any extraordinary losses suffered, which, in the aggregate, have had an HDS Material Adverse Effect, (ii) any material assets mortgaged, pledged or made subject to any material lien, charge or other encumbrance, (iii) any material liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any material claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in the HDS Financial Statements or incurred in the ordinary course of business and consistent with past practice,
(v) any material guaranteed checks, notes or accounts receivable written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice, (vi) any write down (under Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") or otherwise) of the value of any material asset or investment on HDS's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (vii) any cancellation of any material debts or waiver of any material claims or rights of substantial value, or sale, transfer or other disposition of any material properties or assets (real, personal or mixed, tangible or intangible) of substantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice, (viii) any capital expenditure that would cause all capital expenditures since December 31, 1995, to exceed $500,000, (ix) any change in accounting practice relating to capitalized research and development, (x) any material transactions entered into other than in the ordinary course of business, (xi) any agreements to do any of the foregoing, or (xii) any other events, developments or conditions of any character that have had or are reasonably likely to have an HDS Material Adverse Effect other than events affecting businesses similar to HDS and Subsidiary generally.

     Section 3.7. Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending, or, to the knowledge of the HDS Executives, threatened against HDS or Subsidiary (or any of their officers or directors) before any court, arbitrator or administrative or governmental body, which, if finally determined adversely, are reasonably likely, individually or in the aggregate, to have an HDS Material Adverse Effect. All pending suits, actions, claims, proceedings or investigations of HDS or Subsidiary (or any of their officers or directors) before any court, arbitrator or administrative or governmental body are adequately provided for in the 1996 Balance Sheet if and to the extent such a provision is required by generally accepted accounting principles consistently applied. Neither HDS nor Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, and, to the knowledge of the HDS Executives, neither HDS nor Subsidiary is subject to any governmental restriction applicable to HDS, which is reasonably likely (i) to have an HDS Material Adverse Effect or (ii) to cause a material limitation on Medaphis's ability to operate the business of HDS and Subsidiary taken as a whole after the Closing.

     Section 3.8. Compliance with Law. HDS and Subsidiary each has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and each has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its business or its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have an HDS Material Adverse Effect.

     Section 3.9. Material Contracts. The HDS Disclosure Letter contains a correct and complete list of the following (other than accounts payable incurred in the ordinary course of business) (the "HDS Material Contracts"):

          (a) all bonds, debentures, notes, loans, mortgages, indentures or guarantees to which HDS or Subsidiary is a party or by which any one of its properties or assets (real, personal or mixed, tangible or intangible) is bound, in any case involving an amount in excess of $10,000 individually;

          (b) all leases to which HDS or Subsidiary is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound involving an annual rental payment in excess of $75,000 individually;

          (c) all credit or loan commitments in excess of $100,000 to HDS or Subsidiary which are outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

          (d) all contracts or agreements which limit or restrict in a substantial manner HDS, Subsidiary or any of the HDS Executives from engaging in any business in any jurisdiction and all contracts or agreements that limit or restrict others from competing with HDS or Subsidiary in any jurisdiction, other than contracts between HDS or Subsidiary and current or former employees of HDS or Subsidiary;

          (e) all contracts or agreements requiring HDS or Subsidiary to register its capital stock or securities under federal or state securities law; and

          (f) all existing contracts and commitments (other than those described in subparagraphs (a), (b), (c), (d) or (e) of this Section 3.9, the HDS Client Contracts and other agreements between HDS or Subsidiary and their clients that are not HDS Client Contracts, and the HDS Benefit Plans) to which

     HDS or Subsidiary is a party or by which its properties or assets may be bound involving an annual commitment or annual payment by any party to such contract or commitment of more than $75,000 individually.

     True and complete copies of all HDS Material Contracts, including all amendments, have been made available to Medaphis. The HDS Material Contracts are valid and enforceable in accordance with their respective terms with respect to HDS and, to the knowledge of the HDS Executives, valid and enforceable in accordance with their respective terms with respect to any other party to an HDS Material Contract, in each case to the extent material to the business and operations of HDS and subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Except for events or occurrences, the consequences of which, individually or in the aggregate, would not have an HDS Material Adverse Effect, there is not under any of the HDS Material Contracts any existing breach, default or event of default by HDS or Subsidiary or event that with notice or lapse of time or both would constitute a breach, default or event of default by HDS or Subsidiary, nor do the HDS Executives know of, and HDS has not received notice of, or made a claim with respect to, any breach or default by any other party to an HDS Material Contract.

     Section 3.10. HDS Client Contracts. The HDS Disclosure Letter sets forth a true and complete list of all agreements, contracts or commitments pursuant to which HDS or Subsidiary provides goods or services to its clients which (i) produced annual payments to HDS or Subsidiary in excess of $100,000 in the year ending March 31, 1996, or (ii) HDS reasonably expects to produce annual payments to HDS or Subsidiary in excess of $1,000,000 in the year ending March 31, 1997 (the "HDS Client Contracts"). The HDS Disclosure Letter contains an accurate description of (a) the terms and conditions of each oral HDS Client Contract;
(b) any and all disagreements, complaints, disputes or defaults known to the HDS Executives arising under or with respect to the HDS Client Contracts which could reasonably be expected to result in a client's termination of its HDS Client Contract or claim for damages against HDS or Subsidiary in excess of $300,000; and (c) all loans or advances made by HDS or Subsidiary to or on behalf of its clients, which description includes the dates of such loans or advances and the principal balance outstanding as of the date of the HDS Disclosure Letter under each such loan or advance. Except for provisions in HDS Client Contracts granting unilateral termination rights to clients of HDS upon notice to HDS, the execution, delivery and performance of this Agreement by HDS and the consummation of the transactions contemplated by this Agreement will not, with the passing of time or the giving of notice or both, violate, constitute a default under, result in the loss of any material benefit under the terms or provisions of, or give rise to a termination right under, any HDS Client Contract. True and complete copies of all written HDS Client Contracts, including all amendments, have been made available to Medaphis. The HDS Client Contracts are valid and enforceable in accordance with their respective terms with respect to HDS or Subsidiary, and, to the knowledge of the HDS Executives, are valid and enforceable in accordance with their respective terms with respect to any other party to an HDS Client Contract, in each case except as would not have an HDS Material Adverse Effect, and subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Except as would not have an HDS Material Adverse Effect, there is not under HDS Client Contracts any existing breach, default or event of default by HDS or Subsidiary, or event that with notice or lapse of time or both would constitute a breach, default or event of default by HDS or Subsidiary, nor do the HDS Executives know of, and HDS has not received notice of, or made a claim with respect to, any breach or default by any other party.

     Section 3.11. Tax Returns; Taxes. Each of HDS and Subsidiary has duly filed all federal, state, local and foreign tax returns required to be filed by it and has duly paid or made adequate provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessment which is due and payable with respect to taxes in such jurisdictions, whether or not in connection with such returns. The liability for taxes reflected in the 1996 Balance Sheet is sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended March 31, 1996 and for all years and periods ended prior to that date or that are attributable to differences in the time for recognition of income, deductions and other items for financial reporting and tax purposes. All deficiencies asserted as a result of any examinations by the Internal Revenue Service or any other taxing authority have been paid and fully settled. There are no pending claims asserted for taxes of HDS or Subsidiary or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of HDS or Subsidiary for any period. Each of HDS and Subsidiary has made all estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local, foreign and other laws. HDS has made available to Medaphis true, complete and correct copies of its federal income tax returns for the last three taxable years and made available all other tax returns requested by Medaphis.

     Section 3.12. Officers, Directors and Employees. The HDS Disclosure Letter contains a true and complete list of all of the officers and directors of HDS, specifying their office and annual rate of compensation, and a true and complete copy of the form of written employment agreement to which each full-time employee of HDS or Subsidiary is a party and a list of the employees of HDS or Subsidiary as of the date of this Agreement to whom HDS or Subsidiary has made oral commitments involving material terms which are binding on HDS or Subsidiary and that involve an amount in excess of $35,000.

     Section 3.13. Employee Benefit Plans.  (a) Definition of Benefit
Plans. For purposes of this Section 3.13, the term "HDS Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which HDS or any HDS ERISA Affiliate currently provides or, with respect to any multi-employer plans (as defined in ERISA section 4001(a)(3)) and pension benefit plans (as defined in ERISA section 3(3)) subject to Code section 412, at any time provided, benefits or compensation to or on behalf of employees or former employees of HDS or any HDS ERISA Affiliate, whether formal or informal, whether or not written, including but not limited to the following:

          (i) Arrangements -- any bonus, incentive compensation, stock option, deferred compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust;

          (ii) ERISA Plans -- any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, but not limited to, any multiemployer plan (as defined in Section 3(37) and Section 4001(a) (3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

          (iii) Other Employee Fringe Benefits -- any stock purchase, vacation, scholarship, sick days, day care, prepaid legal services, dependent care or other fringe benefits plans, programs, arrangements, contracts or practices.

     (b) HDS ERISA Affiliate. For purposes of this Section 3.13, the term "HDS ERISA Affiliate" means each trade or business (whether or not incorporated) which together with HDS is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code.

     (c) Identification of Benefits Plans. All of the HDS Benefit Plans are listed in the HDS Disclosure Letter.

     (d) Compliance With All Statutes, Orders and Rules. Each HDS Benefit Plan maintained by HDS and each HDS ERISA Affiliate is in compliance in all material respects with the requirements prescribed by and all statutes, orders and governmental rules and regulations applicable to HDS Benefit Plans. All reports and disclosures relating to HDS Benefit Plans required to be filed with or furnished to any governmental entity, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable laws except as would not have an HDS Material Adverse Effect.

     (e) MEPPA Liability/Post-Retirement Medical Benefits. Neither HDS nor any HDS ERISA Affiliate maintains, or has at anytime established or maintained, or has at any time been obligated to make, or made, contributions to or under any multiemployer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA). HDS does not maintain, nor has HDS at any time established or maintained, nor has HDS at any time been obligated to make, or made, contributions to or under any plan which provides post-retirement medical or health benefits with respect to employees of HDS. There is no lien upon any property of HDS or any HDS ERISA Affiliate outstanding pursuant to
Section 412(n) of the Code in favor of any HDS Benefit Plan. No assets of HDS or any HDS ERISA Affiliate have been provided as security for any HDS Benefit Plan pursuant to Section 401(a) (29) of the Code.

     (f) Documentation. HDS has made available to Medaphis a true and complete copy of the following documents, if applicable, with respect to each HDS Benefit Plan identified in the HDS Disclosure Letter: (1) all documents, including any insurance contracts and trust agreements, setting forth the terms of each HDS Benefit Plan, or if there are no such documents evidencing an HDS Benefit Plan, a full description of such HDS Benefit Plan, (2) the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries for each such HDS Benefit Plan, (3) the annual reports filed for the most recent three plan years and most recent financial statements or periodic accounting of related plan assets with respect to each HDS Benefit Plan, (4) the most recent favorable determination letter, opinion or ruling from the Internal Revenue Service ("IRS") for each HDS Benefit Plan, the assets of which are held in trust, to the effect that such trust is exempt from federal income tax, and any outstanding request for a determination letter and (5) each opinion or ruling from the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") with respect to any such HDS Benefit Plan.

     (g) Qualified Status. Each HDS Benefit Plan that is funded through a trust or insurance contract has at all times satisfied in all material respects, by its terms and in its operation, all applicable requirements for an exemption from federal income taxation under Section 501(a) of the Code. Except for the HDS Profit Sharing 401(k) Plan and the HDS Money Purchase Pension Plan (the "HDS Qualified Plans"), no HDS Benefit Plan meets or was intended to meet the requirements of Section 401(a) of the Code. Any determination letter issued by the IRS to the effect that the HDS Qualified Plans qualify under Section 401(a) of the Code and that the related trusts are exempt from taxation under Section 501(a) of the Code remains in effect and has not been revoked. The HDS Qualified Plans currently comply in form in all material respects with the requirements under Section 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. The HDS Qualified Plans have been administered according to their terms (except for those terms which are inconsistent with the changes in operations of a HDS Qualified Plan required by statutes, regulations, and rulings for which changes in plan terms are not yet required to be made, in which case the HDS Qualified Plans have been operated in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Section 401(a) of the Code.

     The HDS Profit Sharing 401(k) Plan has been tested for compliance with, and in all material respects has satisfied the requirements of, Section 401(k)(3) and 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

     (h) Legal Actions. To the knowledge of the HDS Executives, there are no actions, audits, suits or claims which are pending or threatened against any HDS Benefit Plan, any fiduciary of any of the HDS Benefit Plans with respect to the HDS Benefit Plans or against the assets of any of the HDS Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.

     (i) Funding. HDS and each HDS ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each HDS Benefit Plan and applicable law or required to be paid as expenses under such HDS Benefit Plan and no excise taxes in an aggregate amount in excess of $50,000 are assessable as a result of any nondeductible or other contributions made or not made to an HDS Benefit Plan. The assets of all HDS Benefit Plans which are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such HDS Benefit Plan equal or exceed the liabilities of each such plan. The liabilities of each other HDS Benefit Plan are properly and accurately reported on the financial statements and records of HDS to the extent required by law or accounting principles except as would not have an HDS Material Adverse Effect. The assets of each HDS Benefit Plan are reported at their then current fair market value on the books and records of each HDS Benefit Plan.

     (j) Liabilities. Neither HDS nor any HDS ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any person whomsoever as a result of HDS's or any HDS ERISA Affiliate's engaging in a prohibited transaction under ERISA or the Code, and the HDS Executives have no knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result of a breach of fiduciary duty under ERISA.

     (k) Excess Parachute Payments. No payment required to be made to any employee associated with HDS as a result of the transactions contemplated hereby under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

     (l) COBRA. HDS and each HDS ERISA Affiliate have complied with the continuation coverage requirements of Section 4980B of the Code.

     (m) No Acceleration of Liability Under Benefit Plans. The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any HDS Benefit Plan because of an acceleration or increase of any of the rights or benefits to which employees of HDS or any HDS ERISA Affiliate may be entitled thereunder.

     (n) Leased Employees. To the knowledge of the HDS Executives, HDS has made no representations or warranties (whether written or oral, express or implied) contractually or otherwise to any client or customer of HDS that HDS employees rendering services to such client or customer are not "leased employees" (within the meaning of Section 414(n) of the Code) or that such employees would not be required to participate under any pension benefit plan (within the meaning of Section 3(2) of ERISA) (a "Pension Benefit Plan") of such client or customer of HDS relating either to (a) providing benefits to employees of HDS under a Pension Benefit Plan of HDS or (b) making contributions to or reimbursing such client or customer for any contributions made to a Pension Benefit Plan of such client or customer on behalf of employees of HDS.

     (o) Defined Benefit Plans/Money Purchase Plans. No HDS Benefit Plan has suffered any accumulated funding deficiency within the meaning of Section 302 of ERISA and Section 412 of the Code. Neither HDS nor any HDS ERISA Affiliate has any outstanding liability under Section 4971 of the Code. No HDS Benefit Plan is subject to Title IV of ERISA.

     Section 3.14. Labor Relations. To the knowledge of the HDS Executives, each of HDS and Subsidiary is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. Except as would not result in an HDS Material Adverse Effect, there is no unlawful employment practice discrimination charge involving HDS or Subsidiary pending before the Equal Employment Opportunity Commission ("EEOC"), EEOC recognized state "referral agency" or any other governmental agency. There is no unfair labor practice or similar charge or complaint against HDS or Subsidiary pending before the National Labor Relations Board ("NLRB") or any comparable Canadian governmental agency. There is no labor strike, slowdown or stoppage actually pending or, to the knowledge of the HDS Executives, threatened against or involving or affecting HDS or Subsidiary and no labor union representation question exists under the National Labor Relations Act or any comparable Canadian law respecting any employees of HDS or Subsidiary. To the knowledge of the HDS Executives, no grievance or arbitration proceeding is pending against HDS or Subsidiary and no written claim therefor exists. There is no collective bargaining agreement that is binding on HDS or Subsidiary.

     Section 3.15. Insurance. HDS has provided to Medaphis a true and complete list of its current insurance coverages for HDS and Subsidiary, including names of carriers, amounts of coverage and premiums therefor. Each of HDS and Subsidiary believes that such corporation has been and is insured with respect to its properties and the conduct of its business in such amounts and against such risks as are reasonable in relation to its business and will use its reasonable efforts to maintain such insurance at least through the Effective Time. HDS has made available to Medaphis true and complete copies of all insurance policies covering HDS or Subsidiary, their properties, assets, employees or operations.

     Section 3.16. Title to Properties and Related Matters. (a) Each of HDS and Subsidiary has good and valid title to or valid leasehold interests in its properties reflected in the 1996 Balance Sheet or acquired after March 31, 1996 (other than properties sold or otherwise disposed of in the ordinary course of business), and all of such properties are held free and clear of all title defects, liens, encumbrances and restrictions, except, with respect to all such properties, (a) mortgages and liens securing debt reflected as liabilities on the 1996 Balance Sheet and (b) (i) liens for current taxes and assessments not in default, (ii) mechanics', carriers', workmen's, repairmen's, statutory or common law liens either not delinquent or being contested in good faith, and (iii) liens, mortgages, encumbrances, covenants, rights-of-way, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, which either individually or in the aggregate do not have a material adverse effect on HDS's or Subsidiary's use of the property affected. Notwithstanding the preceding sentence, HDS makes no representation or warranty in this Section 3.16 or otherwise regarding the validity of lessor's title to any such properties in which HDS or Subsidiary has a leasehold interest as lessee. Neither HDS nor Subsidiary has granted any security interests or other liens upon or factored the accounts receivable of HDS or Subsidiary.

     (b) The HDS Disclosure Letter sets forth a true and complete list of all leases and agreements of HDS or Subsidiary granting possession of or rights to real or personal property which provide for payments in excess of $75,000 annually (the "Scheduled Leases"). All such Scheduled Leases are in full force and effect and constitute the valid, binding and enforceable obligations of HDS or Subsidiary, and, to the knowledge of the HDS Executives, are valid, binding and enforceable in accordance with their respective terms with respect to each other party to a Scheduled Lease, subject in each case to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies and except as would not result in an HDS Material Adverse Effect. HDS or Subsidiary has physical possession of all real property, equipment and other assets which are covered by Scheduled Leases. Except as would not result in an HDS Material Adverse Effect, there are no existing defaults of HDS or Subsidiary with respect to such Scheduled Leases or, to the knowledge of the HDS Executives, of any of the other parties to such Scheduled Leases (or, to the knowledge of the HDS Executives, any events or conditions which, with notice or lapse of time, or both, would constitute a default).

     Section 3.17. Environmental Matters. To the actual knowledge of the HDS Executives, HDS is in compliance in all material respects with all statutes, regulations and ordinances relating to the protection of human health and the environment including, without limitation, the Clean Water Act, 33 U.S.C.
sec. 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
sec. 6901 et seq., the Clean Air Act, 42 U.S.C. sec. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. sec. 2601 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. sec. 11001 et seq., the regulations developed pursuant to these statutes and the corresponding state and local statutes, ordinances and regulations. There has been no release by HDS, Subsidiary or, to the actual knowledge of the HDS Executives, by any other person of a hazardous substance as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
sec. 9601(14), into the environment at any property owned or leased by HDS or Subsidiary (the "Premises") including, without limitation, any such release in the soil or groundwater underlying the Premises. To the actual knowledge of the HDS Executives, there is no asbestos, polychlorinated biphenyls or underground storage tanks located on the Premises and there have been no releases of asbestos, polychlorinated biphenyls or materials stored in underground storage tanks, including, without limitation, petroleum or petroleum-based materials. To the knowledge of the HDS Executives, neither HDS nor Subsidiary has received notice of any violation of any environmental statute or regulation by HDS or Subsidiary nor has it been advised of any claim or liability pursuant to any environmental statute or regulation brought by any governmental agency or private party against HDS or Subsidiary.

     Section 3.18. Patents, Trademarks, Trade Names. The HDS Disclosure Letter sets forth a true and complete list of (i) all patents, registered trademarks, registered trade names (including all federal and state registration pertaining thereto) and registered copyrights owned by HDS or Subsidiary and unregistered trademarks and trade names which are material to the business of HDS and Subsidiary taken as a whole (collectively, the "Proprietary Intellectual Property") and (ii) all patents, trademarks, trade names, copyrights, technology and processes used by HDS or Subsidiary in its business which are material to its business and are used pursuant to a license or other right granted by a third party (collectively, the "Licensed Intellectual Property", and together with the Proprietary Intellectual Property referred to as "Intellectual Property"), other than commercially available "shrink-wrap" software sold through retail channels. A true and complete list of all such licenses with respect to Licensed Intellectual Property is set forth in the HDS Disclosure Letter. To the knowledge of the HDS Executives, each of the federal and state registrations pertaining to the Proprietary Intellectual Property is valid and in full force and effect and all required filings in association with such registrations have been properly made and all required fees have been paid. Each of HDS and Subsidiary owns, or has the right to use pursuant to valid and effective agreements, in accordance with their respective terms (subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies), all Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate, constitute a breach of or a default under, or result in the loss of any material benefit under, the terms or provisions of any such agreement. To the knowledge of the HDS Executives, no written claims are pending against HDS or Subsidiary by any person with respect to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, and to the knowledge of the HDS Executives the current use by HDS and Subsidiary of the Intellectual Property does not infringe on the rights of any third party. The HDS Disclosure Letter sets forth a list of all jurisdictions in which HDS or Subsidiary is operating under a trade name, and each jurisdiction in which any such trade name is registered.

     Section 3.19. HDS Computer Software. (a) The HDS Disclosure Letter sets forth (i) a description of all software owned by each of HDS and Subsidiary and used or licensed to customers in connection with the business of HDS and Subsidiary (the "HDS Proprietary Software"); and (ii) a list of all software (other than the HDS Proprietary Software) used in connection with the business of HDS and Subsidiary (the "HDS Licensed Software" and together with the HDS Proprietary Software, the "HDS Software"), except that such list does not include HDS Licensed Software that is commercially available "shrink-wrap" software sold through retail channels. The HDS Software consists of: (i) source and object code embodied in magnetic media; and (ii) all development and procedural tools necessary to maintain the HDS Proprietary Software, including licenses to use compilers, assemblers, libraries and other such aids. To the knowledge of the HDS Executives, HDS employs individuals who are familiar with the business of such corporation and who are qualified to maintain the HDS Software and to use the computer hardware used by such corporation in its operations (the "HDS Hardware").

     (b) HDS has all right, title and interest in and to all patent, trade secret and copyright rights in the HDS Proprietary Software. HDS has developed the HDS Proprietary Software entirely through its own efforts for its own account. The HDS Proprietary Software is free and clear of all liens, claims and encumbrances, except for liens, claims and encumbrances involving an aggregate of not more than $100,000. The use of the HDS Licensed Software and the use and distribution of the HDS Proprietary Software does not breach any terms of any contract between HDS and Subsidiary and any third party, except for breaches of such contracts involving not more than $100,000 in the aggregate. The HDS Disclosure Letter sets forth a true and complete list of all license agreements in favor of HDS or Subsidiary relating to the HDS Licensed Software that is listed in the HDS Disclosure Letter pursuant to Section 3.19(a)(ii) (the "HDS License Agreements"). To the knowledge of the HDS Executives, HDS has been granted and has under the HDS License Agreements valid license rights with respect to the HDS Licensed Software. HDS is in compliance in all material respects with each of the material terms and conditions of each of the HDS License Agreements. In the case of any commercially available "shrink-wrap" software sold through retail channels (such as Lotus 1-2-3), to the knowledge of the HDS Executives (i) HDS has not made and is not using any unauthorized copies of any such software programs and (ii) none of the employees, agents or representatives of any of HDS or Subsidiary have made or are using any such unauthorized copies.

     (c) Except for infringements that involve in the aggregate not more than $500,000 or that do not have or would not have an HDS Material Adverse Effect, the HDS Proprietary Software does not and, to the actual knowledge of the HDS Executives, the HDS Licensed Software does not infringe any United States patent, copyright, or trade secret or any other intellectual property right of any third party. HDS has taken commercially reasonable actions to maintain in confidence the source code for the HDS Proprietary Software. The HDS Disclosure Letter sets forth a true and complete list of all source code escrow arrangements under which a third party may have a right to obtain source code for the HDS Proprietary Software. Source code for the HDS Proprietary Software has never been furnished to a third party, except that source code has been deposited with the escrow agent under the source code escrow agreements identified on the HDS Disclosure Letter.

     (d) To the knowledge of the HDS Executives, the HDS Proprietary Software was: (i) developed by HDS's employees working within the scope of their employment at the time of such development; (ii) developed by agents, consultants, contractors or others who have executed appropriate instruments of assignment in favor of HDS as assignee that have conveyed to HDS ownership of all of their intellectual property rights in the HDS Proprietary Software; or
(iii) acquired by HDS in connection with acquisitions in which HDS obtained appropriate representations and warranties from the transferring party relating to the title to such HDS Proprietary Software. To the knowledge of the HDS Executives, neither HDS nor Subsidiary has received notice from any third party claiming any right, title or interest in the HDS Proprietary Software.

     (e) There are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the HDS Proprietary Software by any independent sales person, distributor, sublicensee or other remarketer or sales organization.

     (f) Neither HDS nor Subsidiary has granted rights in the HDS Proprietary Software or HDS Licensed Software that is listed pursuant to Section 3.19(a)(ii) to any third party, except for rights granted to customers pursuant to contracts with customers which grants of rights are disclosed in the HDS Disclosure Letter.

     (g) To the knowledge of the HDS Executives, the HDS Software and the HDS Hardware are adequate in all material respects, when taken together with the other assets, resources and personnel of HDS and Subsidiary, to run the business of HDS and Subsidiary on the date of this Agreement in substantially the same manner as such business has operated since June 30, 1995. The HDS Disclosure Letter contains a summary description of any problems experienced by HDS or Subsidiary in the past twelve months with respect to the HDS Software or HDS Hardware and the provision of services to HDS clients which have arisen outside the ordinary course of business and resulted, or reasonably could be expected to result, in a material disruption of the provision of services by HDS or Subsidiary to such clients.

     Section 3.20. Proxy Statement and Registration Statement. The information with respect to HDS, its officers, directors and affiliates in the definitive proxy statement to be furnished to the stockholders of HDS (the "Proxy Statement") that will form a part of the Registration Statement on Form S-4 relating to the shares of Medaphis Common Stock to be issued in the Merger (the "Registration Statement") or in the Registration Statement will not, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of HDS or on the date of the stockholders' meeting referred to in
Section 5.5, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.21. Transactions with Affiliates. No holder of five percent or more of the issued and outstanding shares of HDS Capital Stock, officer or director of HDS or Subsidiary, or any immediate family member of any such stockholder, officer or director, or any entity in which any such person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons), has any beneficial interest in: (i) any contract, arrangement or understanding involving aggregate consideration of $100,000 or more with, or relating to, the business or operations of HDS or Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of HDS or Subsidiary in the amount of $100,000 or more; or (iii) any property (real, personal or mixed), tangible or intangible, with a value of $100,000 or more used or currently intended to be used in the business or operations of HDS or Subsidiary.

     Section 3.22. Brokers, Finders and Investment Bankers. Neither HDS nor any of its officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.

     Section 3.23. Disclosure. No representation, warranty or covenant made by HDS in this Agreement, the HDS Disclosure Letter or the Exhibits attached to this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES OF MEDAPHIS

     With such exceptions as are set forth in a letter (the "Medaphis Disclosure Letter") delivered by Medaphis to HDS prior to the date of this Agreement, Medaphis represents and warrants to HDS as follows:

     Section 4.1. Organization. Each of Medaphis and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Medaphis and each of its subsidiaries is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition or business of Medaphis and its subsidiaries taken as a whole (such an effect, a "Medaphis Material Adverse Effect"). Medaphis has delivered to HDS accurate and complete copies of the Articles or Certificate of Incorporation and Bylaws, as currently in effect, of Medaphis and each of its subsidiaries, and has made available to HDS the minute books and stock records of Medaphis and each subsidiary. The Medaphis Disclosure Letter contains a true and correct list of all of the jurisdictions in which Medaphis or any of its subsidiaries is qualified to do business as a foreign corporation.

     Section 4.2. Authorization. Each of Medaphis and HDSSub has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Medaphis and HDSSub, the performance by each of Medaphis and HDSSub of its respective obligations under this Agreement and the consummation of the Merger and the other transactions provided for in this Agreement have been duly and validly authorized by all necessary corporate action on the part of Medaphis and HDSSub. The Boards of Directors of Medaphis and HDSSub have approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for in this Agreement. This Agreement has been duly executed and delivered by each of Medaphis and HDSSub and constitutes the valid and binding agreement of each of Medaphis and HDSSub, enforceable against each of Medaphis and HDSSub in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     Section 4.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under the terms or provisions of, (i) any term or provision of the Articles or Certificate of Incorporation or Bylaws of Medaphis or any of its subsidiaries,
(ii) any material contract, agreement, bond, note, mortgage or indenture to which Medaphis or any of its subsidiaries is a party or by which Medaphis, any of its subsidiaries or any of their respective properties is bound (a "Medaphis Material Contract"), (iii) any judgment, decree or order of any court or governmental authority or agency to which Medaphis or any of its subsidiaries is a party or by which Medaphis, any of its subsidiaries or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to Medaphis, or any of its subsidiaries, so as to have, in the case of subsections (ii) through (iv) above, a Medaphis Material Adverse Effect. Except for compliance with the applicable requirements of the HSR Act, the Securities Act, the Exchange Act, applicable state securities laws and the filing and recordation of the Certificate of Merger as required by the DGCL, no consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to Medaphis or any of its subsidiaries is required in connection with the execution, delivery or performance of this Agreement by Medaphis or HDSSub or the consummation of the transactions contemplated by this Agreement by Medaphis or HDSSub , the failure to obtain which would have a Medaphis Material Adverse Effect.

     Section 4.4. Capitalization of Medaphis. The authorized capital stock of Medaphis consists of 200,600,000 shares of capital stock consisting of 200,000,000 shares of voting common stock, $.01 par value and 600,000 shares of non-voting common stock, $.01 par value. At May 13, 1996, there were 64,953,205 shares of Medaphis Common Stock issued and outstanding and no shares of non-voting common stock were issued or outstanding. All shares of Medaphis Common Stock outstanding as of the date hereof are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights. The shares of Medaphis Common Stock to be issued in the Merger will be validly issued, fully paid, nonassessable and free of pre-emptive rights. The shares of Medaphis Common Stock issuable upon exercise of the Non-Qualified Options (and, to the extent Non-Qualified Options were not issued in substitution therefor, the Options) have been duly authorized and, when issued against payment therefor, will be validly issued, fully paid for and nonassessable and free of pre-emptive rights. Except as set forth in this Section 4.4, there are no shares of capital stock of Medaphis outstanding, and there are no subscriptions, options, convertible securities, calls, puts, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating Medaphis or any of its subsidiaries to purchase, redeem, issue, transfer, deliver or sell, or cause to be purchased, redeemed, issued, transferred, delivered or sold, additional shares of the capital stock or other securities of Medaphis or obligating Medaphis or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

     Section 4.5. Capital Stock of Medaphis Subsidiaries. The Medaphis Disclosure Letter sets forth a true and complete list of all corporations, partnerships and other entities in which Medaphis owns an equity interest (such corporations, partnerships and other entities being hereinafter referred to as the "Medaphis Subsidiaries"), the jurisdiction in which each Medaphis Subsidiary is incorporated or organized, and all shares of capital stock or other ownership interests authorized, issued and outstanding of each Medaphis Subsidiary. The outstanding shares of capital stock or other equity interests of each Medaphis Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. All shares of capital stock or other equity interests of each Medaphis Subsidiary owned by Medaphis or any of its subsidiaries are set forth in the Medaphis Disclosure Letter and are owned by Medaphis, either directly or indirectly, free and clear of all liens, encumbrances, equities or claims.

     Section 4.6. Medaphis Commission Reports. Medaphis has made available to HDS (i) Medaphis's Annual Report on Form 10-K for the year ended December 31, 1995, including all exhibits and items incorporated by reference, (ii) Medaphis's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, including all exhibits and items incorporated by reference, (iii) the proxy statement relating to Medaphis's Annual Meeting of Stockholders held on May 1, 1996 and (iv) all Current Reports on Form 8-K filed by Medaphis with the Commission since March 31, 1996, including all exhibits and items incorporated by reference (items (i) through (iv) in this sentence being referred to collectively as the "Medaphis Commission Reports"). As of their respective dates, the Medaphis Commission Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1994, Medaphis has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations promulgated under such acts, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations promulgated under such acts.

     Section 4.7. Financial Statements. Medaphis has delivered to HDS (i) the audited consolidated balance sheets of Medaphis and its subsidiaries as of December 31, 1995 and its audited consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, examined by and accompanied by the report of Deloitte & Touche, independent public accountants; and (ii) the unaudited consolidated balance sheet of Medaphis and its subsidiaries as of March 31, 1996, (the "Medaphis Balance Sheet") and its unaudited consolidated statements of operations, stockholders' equity and cash flows for the three-month period then ended (all of the financial statements referred to in this Section 4.7 are collectively referred to as the "Medaphis Financial Statements"). The Medaphis Financial Statements have been prepared from, and are in accordance with, the books and records of Medaphis and its consolidated subsidiaries and, as applicable, present fairly the consolidated financial position, consolidated results of operations, changes in stockholders' equity and consolidated cash flows of Medaphis and its consolidated subsidiaries as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied. The Medaphis Disclosure Letter sets forth a true and complete list of all loss contingencies (within the meaning of Statement of Financial Accounting Standards No. 5) of Medaphis existing as of December 31, 1995, exceeding $250,000 in the case of any single loss contingency or $1,000,000 in the case of all loss contingencies.

     Section 4.8. Absence of Certain Changes. (a) Since December 31, 1995, there has not been (i) any change in the assets, liabilities, results of operations, financial condition or business of Medaphis and its subsidiaries taken as a whole that has resulted in a Medaphis Material Adverse Effect, (ii) any damage, destruction, loss or casualty to property or assets of Medaphis or any of its subsidiaries, whether or not covered by insurance, which property or assets are material to the operations or business of Medaphis and its subsidiaries taken as a whole, (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of Medaphis or any redemption or other acquisition by Medaphis of any of the capital stock of Medaphis or any of its subsidiaries (except for the acquisition of Medaphis Common Stock in payment of the purchase price and related taxes upon the exercise of stock options) or any split, combination or reclassification of shares of capital stock declared or made by Medaphis, or (iv) any agreement to do any of the foregoing.

     (b) Since December 31, 1995, there have not been (i) any extraordinary losses suffered which, in the aggregate, have had a Medaphis Material Adverse Effect, (ii) any material assets mortgaged, pledged or made subject to any lien, charge or other encumbrance, (iii) any material liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any material claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in the Medaphis Financial Statements or incurred in the ordinary course of business and consistent with past practice, (v) any material guaranteed checks, notes or accounts receivable written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice, (vi) any write down (under SFAS No. 121 or otherwise) of the value of any material asset or investment on Medaphis's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (vii) any cancellation of any material debts or waiver of any material claims or rights of substantial value, or sale, transfer or other disposition of any properties or assets (real, personal or mixed, tangible or intangible) of substantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice and which in any event do not exceed $250,000 in the aggregate, (viii) any single capital expenditure or commitment in excess of $1,000,000 for additions to property or equipment, or aggregate capital expenditures and commitments in excess of $30,000,000 (on a consolidated basis) for additions to property or equipment, (ix) any transactions entered into other than in the ordinary course of business, (x) any agreements to do any of the foregoing, or (xi) any other events, developments or conditions of any character that have had or are reasonably likely to have a Medaphis Material Adverse Effect other than events affecting businesses similar to Medaphis and its subsidiaries generally.

     Section 4.9. Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending, or, to the knowledge of the Medaphis Executives, threatened against, relating to or involving Medaphis or any of its subsidiaries (or any of their officers or directors) before any court, arbitrator or administrative or governmental body, which, if finally determined adversely, are reasonably likely, individually or in the aggregate, to have a Medaphis Material Adverse Effect. All pending suits, actions, claims, proceedings or investigations relating to or involving Medaphis or any of its subsidiaries (or any of their officers or directors) before any court, arbitrator or administrative or governmental body are adequately provided for in the Medaphis Balance Sheet if and to the extent such a provision is required by generally accepted accounting principles. Neither Medaphis nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, and, to the knowledge of the Medaphis Executives, neither Medaphis nor any of its subsidiaries is subject to any governmental restriction applicable to Medaphis or any such subsidiary, which is reasonably likely (i) to have a Medaphis Material Adverse Effect or (ii) to cause a material limitation on Medaphis's and its subsidiaries' ability to operate the business of Medaphis and its subsidiaries after the Closing.

     Section 4.10. Compliance with Law. Each of Medaphis and its subsidiaries has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and each of Medaphis and its subsidiaries has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state, or municipality or any subdivision of any thereof to which its business or its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a Medaphis Material Adverse Effect.

     Section 4.11. Proxy Statement and Registration Statement. The information with respect to Medaphis and its subsidiaries and each of their respective officers, directors and affiliates in the Proxy Statement or in the Registration Statement, will not, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of HDS or on the date of the stockholders' meeting referred to in Section 5.5, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Proxy Statement will comply as to form with the applicable provisions of the Securities Act and the Exchange Act.

     Section 4.12. Tax Returns; Taxes. Each of Medaphis and its subsidiaries has duly filed all federal, state, local and foreign tax returns required to be filed by it and has duly paid or made adequate provision for the payment of all taxes which are due and payable pursuant to such returns or pursuant to any assessment which is due and payable with respect to taxes in such jurisdictions, whether or not in connection with such returns. The liability for taxes reflected on the Medaphis Balance Sheet is sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended December 31, 1995 and for all years and periods ended prior to December 31, 1995 or are attributable to differences in the time for recognition of income, deductions and other items for financial reporting and tax purposes. All deficiencies asserted as a result of any examinations by the Internal Revenue Service or any other taxing authority have been paid and fully settled. There are no pending claims asserted for taxes of Medaphis or any of its subsidiaries or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Medaphis or any of its subsidiaries for any period. Medaphis and each of its subsidiaries have made all estimated income tax deposits and all other required tax payments or deposits and have complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local and other laws.

     Section 4.13. Billing and Collection Practices. (a) The current practices and procedures of Medaphis and its subsidiaries with respect to (i) billing on behalf of clients, (ii) receiving and processing Medicare and Medicaid payments due to clients, (iii) holding and transfer of such payments and (iv) method of determining and collecting the fees received by Medaphis and its subsidiaries for services provided by providers and physicians participating in the Medicare or Medicaid programs are not in violation of the restriction on assignment as set forth in 42 U.S.C. sec. 1395g(c), 42 U.S.C. sec. 1395u(b)(6) and 42 U.S.C. sec. 1396(a)(32), and
the regulations promulgated thereunder, or similar provisions of any state Medicaid program, except for such violations which in the aggregate would not have a Medaphis Material Adverse Effect.

     (b) Neither Medaphis nor any of its subsidiaries is engaged in any activity, whether alone or in concert with one of its clients, which would constitute a violation of any federal laws or the law of any state (including but not limited to (i) federal antifraud and abuse or similar laws pertaining to the Medicare, Medicaid, or any other federal health or insurance program; (ii) state law pertaining to Medicaid or any other state health or insurance program;
(iii) state or federal laws pertaining to billings to insurance companies, health maintenance organizations, and other managed care plans or to insurance fraud; and (iv) Federal and state laws relating to collection agencies and the performance of collection services) prohibiting fraudulent or abusive or unlawful practices connected in any way with the provision of health care services, the billing for such services provided to a beneficiary of any state, federal or private health or insurance program or credit collection services, except for such violations which in the aggregate would not have a Medaphis Material Adverse Effect. Without limiting the generality of the foregoing, neither Medaphis nor any subsidiary has, directly or indirectly, paid, offered to pay or agreed to pay, or solicited or received, any fee, commission, sum of money, property or other remuneration to or from any person which the Medaphis Executives know or have reason to believe to have been illegal under (i) 42 U.S.C. sec. 1320a-7b(b) or (ii) any similar state law.

     (c) Medaphis and its subsidiaries are in compliance in all material respects with the applicable trust accounting statutes, rules and regulations of the various states and each has sufficient funds deposited in such trust accounts to cover all trust liabilities to clients of Medaphis and its subsidiaries.

     Section 4.14. Medaphis Employee Benefit Plans. Except as to matters of which HDS is aware,

          (a) Definition of Benefit Plans. For purposes of this Section 4.14, the term "Medaphis Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which Medaphis or a Medaphis ERISA Affiliate currently provides, or with respect to any multi-employer plans (as defined in ERISA Section 4001(a)(3)) and pension benefit plans (as defined in ERISA Section 3(3)) subject to Code
     Section 412, at any time provided, benefits or compensation to or on behalf of employees or former employees of Medaphis or a Medaphis ERISA Affiliate, whether formal or informal, whether or not written, including but not limited to the following:

             (1) Arrangements -- any bonus, incentive compensation, stock option, deferred compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust;

             (2) ERISA Plans -- any "employee benefit plan" (as defined in
        Section 3(3) of ERISA, including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

             (3) Other Employee Fringe Benefits -- any stock purchase, vacation, scholarship, day care, prepaid legal services, dependent care or other fringe benefit plans, programs, arrangements, contracts or practices.

          (b) Medaphis ERISA Affiliate. For purposes of this Section 4.14, the term "Medaphis ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Medaphis is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          (c) Identification of Benefit Plans. Except for Medaphis Benefit Plans which have been terminated and with respect to which neither Medaphis nor any Medaphis ERISA Affiliate has any financial, administrative or other liability, obligation or responsibility, Medaphis does not maintain, nor has at any time established or maintained, nor has at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any Medaphis Benefit Plan.

          (d) MEPPA Liability/Post-Retirement Medical Benefits. Neither Medaphis nor any Medaphis ERISA Affiliate maintains, nor has at any time established or maintained, nor has at any time been obligated to make, or made, contributions to or under any multi-employer plan. Medaphis does not maintain, nor has at any time established or maintained, nor has at any time been obligated to make, or made, contributions to or under (i) any plan which provides post-retirement medical or health benefits with respect to employees of Medaphis; (ii) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code; (iii) any defined benefit pension plan or money purchase pension plan subject to Title IV of ERISA; or (iv) any plan which provides retirement benefits in excess of the limitations in Sections 401(a)(17), 401(k), 401(m), 402(g) or 415 of the Code. There is no lien upon any property of Medaphis or any Medaphis ERISA Affiliate outstanding pursuant to Section 412(n) of the Code in favor of any Medaphis Benefit Plan. No assets of Medaphis or any Medaphis ERISA Affiliate have been provided as security for any Medaphis Benefit Plan pursuant to Section 401(a)(29) of the Code.

          (e) Qualified Status. Each Medaphis Benefit Plan that is funded through a trust or insurance contract has at all times satisfied in all material respects, by its terms and in its operation, all applicable requirements for an exemption from federal income taxation under Section 501(a) of the Code. Except for the plans identified as Qualified Plans in the Medaphis Disclosure Letter (the "Medaphis Qualified Plans"), no Medaphis Benefit Plan meets or was intended to meet the requirements of
     Section 401(a) of the Code. Any determination letter issued by the IRS to the effect that any of the Medaphis Qualified Plans qualifies under Section 401(a) of the Code and that the related trust is exempt from taxation under
     Section 501(a) of the Code remains in effect and has not been revoked. Each of the Medaphis Qualified Plans currently complies in form in all material respects with the requirements under Section 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. Each of the Medaphis Qualified Plans has been administered according to its terms (except for those terms which are inconsistent with the changes in operations of a Medaphis Qualified Plan required by statutes, regulations and rulings for which changes in plan terms are not yet required to be made, in which case such Medaphis Qualified Plan has been operated in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Section 401(a) of the Code. Each of the Medaphis Qualified Plans has been tested for compliance with, and in all material respects has satisfied the requirements of, Sections 401(k)(3) and 401(m)(2) of the Code for each plan year ending prior to the Effective Time.

          (f) Legal Actions. There are no actions, audits, suits or claims known to Medaphis which are pending or, to the knowledge of the Medaphis Executives, threatened against any Medaphis Benefit Plan, any fiduciary of any Medaphis Benefit Plans with respect to the Medaphis Benefit Plans or against the assets of any of the Medaphis Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.

          (g) Funding. Medaphis and each Medaphis ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each Medaphis Benefit Plan and applicable law or required to be paid as expenses under such Medaphis Benefit Plan, and no excise taxes in an aggregate amount in excess of $50,000 are assessable as a result of any nondeductible or other contributions made or not made to a Medaphis Benefit Plan.

          (h) Liabilities. Neither Medaphis nor any Medaphis ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any person whomsoever as a result of Medaphis' or any Medaphis ERISA Affiliate's engaging in a prohibited transaction under ERISA or the Code, and Medaphis has no knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result of a breach of fiduciary duty under ERISA.

     Section 4.15. Labor Relations. Each of Medaphis and its subsidiaries is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. Except as would not result in a Medaphis Material Adverse Effect, there is no unlawful employment practice discrimination charge involving Medaphis or any of its subsidiaries pending before the EEOC, EEOC recognized state "referral agency" or any other governmental agency. There is no unfair labor practice charge or complaint against Medaphis or any of its subsidiaries pending before the NLRB. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Medaphis Executives, threatened against or involving or affecting Medaphis or any of its subsidiaries and no NLRB representation question exists respecting any of their respective employees. To the knowledge of the Medaphis Executives, no grievance or arbitration proceeding is pending against Medaphis or any of its subsidiaries and no written claim for such a proceeding exists. There is no collective bargaining agreement that is binding on Medaphis or any of its subsidiaries.

     Section 4.16. Medaphis Computer Software and Hardware. (a) The software owned by Medaphis and its subsidiaries for license to or use in connection with the business of Medaphis and its subsidiaries (the "Medaphis Proprietary Software") consists of: (i) source and object code embodied in magnetic media; and (ii) all development and procedural tools necessary to maintain the Medaphis Proprietary Software, including licenses to use compilers, assemblers, libraries and other aids. To the knowledge of the Medaphis Executives, Medaphis and its subsidiaries employ individuals who are familiar with the business of Medaphis and its subsidiaries and who are qualified to maintain the Medaphis Proprietary Software and the related computer hardware used by Medaphis and its subsidiaries in their operations (the "Medaphis Hardware").

     (b) Medaphis and its subsidiaries have all right, title and interest in and to all patent, trade secret and copyright rights in the Medaphis Proprietary Software. Medaphis and its subsidiaries have developed the Medaphis Proprietary Software entirely through their own efforts for their own accounts and the Medaphis Proprietary Software is free and clear of all liens, claims and encumbrances, except for liens, claims and encumbrances involving an aggregate of not more than $100,000. The use of the software (other than the Medaphis Proprietary Software) used by Medaphis and its subsidiaries in connection with the business of Medaphis and its subsidiaries (the "Medaphis Licensed Software" and together with the Medaphis Proprietary Software, the "Medaphis Software") and the use and distribution of the Medaphis Proprietary Software does not breach any terms of any contract between Medaphis or any of its subsidiaries and any third party, except for breaches of such contracts involving not more than $100,000 in the aggregate. To the knowledge of the Medaphis Executives, Medaphis and its subsidiaries has been granted under the license agreements relating to the Medaphis Licensed Software (the "Medaphis License Agreements") valid and subsisting license rights with respect to all software comprising the Medaphis Licensed Software. Medaphis is in compliance in all respects with each of the material terms and conditions of each of the Medaphis License Agreements. In the case of any commercially available "shrink-wrap" software programs (such as Lotus 1-2-3), Medaphis and its subsidiaries have not made and are not using any unauthorized copies of any such software programs and, to the knowledge of the Medaphis Executives, none of the employees, agents or representatives of Medaphis or any of its subsidiaries have made or are using any such unauthorized copies.

     (c) Except for infringements that involve in the aggregate not more than $500,000 or that do not or would not have a Medaphis Material Adverse Effect, the Medaphis Proprietary Software and, to the knowledge of the Medaphis Executives, the Medaphis Licensed Software does not infringe any United States patent, copyright, or trade secret or any other intellectual property right of any third party. The source code for the Medaphis Proprietary Software has been maintained in confidence.

     (d) Neither Medaphis nor any of its subsidiaries has granted rights in the Medaphis Software to any third party.

     (e) To the knowledge of the Medaphis Executives, the Medaphis Software and the Medaphis Hardware are adequate in all material respects with the other assets of Medaphis to run the business of Medaphis and its subsidiaries in substantially the same manner as such business has operated since December 31, 1994. The Medaphis Disclosure Letter contains a summary description of any problems experienced by Medaphis and its subsidiaries in the past twelve months with respect to the Medaphis Software or Medaphis Hardware and the provision of services to Medaphis's and its subsidiaries' clients which have arisen outside the ordinary course of business and resulted, or reasonably could be expected to result, in any disruption of the provision of services by Medaphis and its subsidiaries to such clients.

     Section 4.17. Title to Properties and Related Matters. Each of Medaphis and its subsidiaries has good and valid title to or valid leasehold interest in its properties reflected in the Medaphis Balance Sheet or acquired after the date thereof (other than property sold or otherwise disposed of in the ordinary course of business), and all of such properties are held free and clear of all title defects, liens, encumbrances and restrictions, except, with respect to all such properties, (a) mortgages and liens securing debt reflected as liabilities on the Medaphis Balance Sheet and (b)(i) liens for current taxes and assessments not in default, (ii) mechanics', carriers', workmen's, materialmen's, repairmen's, statutory or common law liens either not delinquent or being contested in good faith, and (iii) liens, mortgages, encumbrances, covenants, rights of way, building or use restrictions, easements, exceptions, variances, reservations and other similar matters or limitations of any kind, if any, which either individually or in the aggregate do not have a material adverse effect on the use of the property affected by Medaphis or its subsidiaries, as applicable. Notwithstanding the preceding sentence, Medaphis and its subsidiaries make no representation or warranty in this Section 4.17 or otherwise regarding the validity of lessor's title to any such properties in which Medaphis or its subsidiaries have only a leasehold interest as lessee.

     Section 4.18. Environmental Matters. There has been no release of a hazardous substance, as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. sec. 9601(14), by Medaphis or any of its subsidiaries into the environment at any property owned, leased or used by Medaphis or any of its subsidiaries (the "Medaphis Premises") including, without limitation, any release in the soil or ground water underlying such Medaphis Premises, and, to the actual knowledge of the Medaphis Executives, there has been no such release by any other party at any of the Medaphis Premises. Neither Medaphis nor any of its subsidiaries has received notice of any violation of any environmental statute or regulation, nor has any such corporation been advised of any claim or liability pursuant to any environmental statute or regulation brought by any domestic or foreign governmental agency or private party, except such violations, claims and liabilities which in the aggregate would not have a Medaphis Material Adverse Effect.

     Section 4.19. Brokers, Finders and Investment Bankers. Neither Medaphis nor any subsidiary of Medaphis, or any of their respective officers, directors or employees, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.

     Section 4.20. Disclosure. No representation, warranty or covenant made by Medaphis in this Agreement, the Medaphis Disclosure Letter or the Exhibits hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE 5.

                        CERTAIN COVENANTS AND AGREEMENTS

     Section 5.1. Conduct of Business by HDS. From the date of this Agreement to the Effective Time or the termination of this Agreement, HDS will and will cause Subsidiary to, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the HDS Disclosure Letter or consented to in writing by Medaphis:

          (a) Carry on its businesses in the ordinary course in substantially the same manner as previously conducted and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment except those in the ordinary course of business and not otherwise prohibited under this Section 5.1, subject to the provisions of the proviso to the first sentence of Section 5.8;

          (b) Neither change nor amend its Certificate of Incorporation or Bylaws;

          (c) Not issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of HDS or

     Subsidiary or rights or obligations convertible into or exchangeable for any shares of the capital stock of HDS or Subsidiary and not make any changes (by split-up, stock dividend, combination, reorganization or otherwise) in the capital structure of HDS or Subsidiary; except that HDS shall be permitted to issue shares of HDS Common Stock upon exercise of Options outstanding on the date of this Agreement that are exercised in accordance with their terms as the same exist on the date of this Agreement;

          (d) Not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of HDS and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of HDS or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of HDS or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

          (e) Not acquire or enter into an agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

          (f) Use its reasonable efforts to preserve intact the corporate existence, goodwill and business organization of HDS and Subsidiary, to keep the officers and employees of HDS and Subsidiary available to Medaphis and to preserve the relationships of HDS and Subsidiary with customers, suppliers and others having business relations with HDS or Subsidiary;

          (g) Not (i) create, incur or assume any short-term debt for borrowed money, except in the ordinary course of business under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice, (iii) make any loans or advances to any other person, except in the ordinary course of business and consistent with past practice, (iv) make any capital contributions to, or investments in, any person, except in the ordinary course of business and consistent with past practices with respect to investments, or (v) make any capital expenditure that would cause all capital expenditures since December 31, 1995, to exceed $500,000;

          (h) Not enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors or grant any increase in the compensation of officers, directors or employees, whether now or in the future payable, including any increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment, other than raises or bonuses granted in the ordinary course of business or pursuant to written agreements in existence on the date of this Agreement;

          (i) Perform in all material respects all of its obligations under all HDS Client Contracts (except those being contested in good faith), and not amend any existing contract of HDS in a way that would result in the loss to HDS of a material benefit thereunder;

          (j) Use its reasonable efforts to maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that now maintained by HDS;

          (k) Use its reasonable efforts to continue to collect its accounts receivable and pay its accounts payable in the ordinary course of business and consistent with past practices;

          (l) Prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Medaphis, at its request, to review all such returns, reports, filings and amendments at HDS's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns;

          (m) Obtain on or prior to the Closing Date, Noncompetition and Nonsolicitation Agreements (in the form of Exhibit 5.1(m)(A)) with the stockholders specified in the HDS Disclosure Letter (the "Specified Stockholders") and Employment Agreements (in the form of Exhibit 5.1(m)(B)) with the employees of HDS specified in the HDS Disclosure Letter (the "Specified Employees"); and

          (n) Not take any action the effect of which would be to cause the Merger to be treated as a taxable transaction.

     In connection with the continued operation of the business of HDS and Subsidiary between the date of this Agreement and the Effective Time, HDS shall confer in good faith on a regular and frequent basis with one or more representatives of Medaphis designated in writing to report operational matters of materiality and the general status of ongoing operations. HDS acknowledges that Medaphis does not and will not waive any rights it may have under this Agreement as a result of such consultations.

     Section 5.2. Conduct of Business by Medaphis. From the date of this Agreement to the Effective Time, Medaphis will, and will cause each of its subsidiaries to, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the Medaphis Disclosure Letter or consented to in writing by HDS:

          (a) Carry on its businesses in the ordinary course in substantially the same manner as previously conducted;

          (b) Neither change nor amend its Articles or Certificate of Incorporation or Bylaws;

          (c) Other than pursuant to the exercise of employee stock options outstanding on the date of this Agreement, not issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of Medaphis or any of its subsidiaries or rights or obligations convertible into or exchangeable for any shares of the capital stock of Medaphis or any of its subsidiaries and not alter the terms of any presently outstanding options or make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of Medaphis or any of its subsidiaries; provided, however, that Medaphis shall have the right to issue capital stock or securities convertible into capital stock in transactions approved by the Board of Directors of Medaphis;

          (d) Not take any action the effect of which would be to cause the Merger to be treated as a taxable transaction; and

          (e) Use its reasonable efforts to preserve intact the corporate existence, goodwill and business organization of Medaphis and to preserve the relationships of Medaphis with customers, suppliers and others having business relations with Medaphis.

     Section 5.3. Inspection and Access to Information. (a) Between the date of this Agreement and the Effective Time, each party to this Agreement will provide each other party and its accountants, counsel and other authorized representatives full access, during reasonable business hours and under reasonable circumstances, to any and all of its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause their respective officers to furnish to the other party and its authorized representatives any and all financial, technical and operating data and other information pertaining to its business, as each other party shall from time to time reasonably request. HDS further acknowledges and agrees that, during the period beginning on the date of this Agreement and ending on June 20, 1996, Medaphis will be continuing its financial, legal and business due diligence review of HDS and Subsidiary as provided pursuant to this Section 5.3(a) (the "Medaphis Due Diligence Review"). In the event that any HDS Detrimental Information (as defined in Section 6.2(l)) shall become known to the Medaphis Executives during the Medaphis Due Diligence Review, Medaphis agrees to provide HDS with a brief written description of such information within five business days of the date of the obtaining of such knowledge, but in any event, Medaphis will notify HDS of such information and the failure of the condition set forth in Section 6.2(l) no later than the close of business on June 20, 1996.

     (b) All non-public information obtained by Medaphis or HDS or any of their representatives pursuant to this Agreement or in connection with the matters contemplated by this Agreement concerning the business, operations or affairs of the other will be kept confidential and will not be used for any purpose other than the consummation of the transactions contemplated by this Agreement, or be disclosed to any other person or entity, except for disclosure to its employees, agents and representatives who have a need to know the same, who have been advised of the confidential nature of such information and who agree to abide by the terms of this Section 5.3(b) and except for such disclosure as may be required by applicable law, court order or governmental agency request. If this Agreement is terminated, any non-public information furnished by any party to any other party to this Agreement will be promptly returned.

     Section 5.4. Registration Statement. (a) Medaphis shall prepare and file with the Commission as soon as is reasonably practicable the Registration Statement and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable. Medaphis also shall take any action required to be taken under state blue sky or securities laws in connection with the issuance of the Medaphis Common Stock pursuant to the Merger. Medaphis and HDS will furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders or shareholders and such other matters as may be necessary or advisable for the Registration Statement, the Proxy Statement, filings under the Blue Sky laws, and any other statement or application made by or on behalf of Medaphis or HDS to any governmental body in connection with the Merger and the other transactions contemplated by this Agreement.

     (b) Medaphis will indemnify and hold harmless each of HDS's directors, officers and other persons, if any, who control HDS (within the meaning of the Securities Act) from and against any losses, claims, damages, liabilities or judgments, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages, liabilities, or judgments (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or Registration Statement, or in any amendment or supplement thereto, or in any state application for qualification, permit, exemption or registration, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Medaphis shall not be liable, in any such case, to the extent that any such loss, claim, damage, liability, or judgment (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Proxy Statement or Registration Statement, or in any such amendment or supplement thereto, or in any such state application, or in any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Medaphis by or on behalf of HDS, or any officer, director or affiliate of HDS, for use therein.

     Section 5.5. HDS Stockholder Matters. HDS shall call a meeting of its stockholders to be held as soon as practicable after the date of this Agreement for the purpose of voting upon matters relating to this Agreement and the transactions contemplated by this Agreement. HDS will use its reasonable efforts to hold its stockholders' meeting as promptly as practicable and will, through its Board of Directors, recommend (subject to the provisions of the proviso to the first sentence of Section 5.8) to its stockholders approval of this Agreement and the transactions contemplated by this Agreement.

     Section 5.6. The Nasdaq National Market Additional Shares
Notification. Medaphis will file an additional shares notification with The Nasdaq National Market to approve for listing, subject to official notice of its issuance, the shares of Medaphis Common Stock to be issued in connection with the Merger and upon the exercise of the Non-Qualified Options (and, to the extent Non-Qualified Options were not issued in substitution therefor, the Options). Medaphis shall exercise reasonable good faith efforts to cause the shares of Medaphis Common Stock to be issued in the Merger to be approved for listing on The Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

     Section 5.7. HDS Affiliates. (a) HDS shall deliver to Medaphis a letter identifying all persons who are, at the time the Merger is submitted to a vote to the shareholders of HDS, "affiliates" of HDS for purposes of Rule 145 under the Securities Act. HDS shall cause each person who is identified as an "affiliate" in such letter to deliver to Medaphis on or prior to the Effective Time a written statement, in form satisfactory to Medaphis and HDS, that such person will not offer to sell, transfer or otherwise dispose of any of the shares of Medaphis Common Stock issued to such person pursuant to the Merger, except (i) in accordance with the applicable provisions of the Securities Act and the rules and regulations under the Securities Act and (ii) until such time as financial results covering at least thirty days of combined operations of Medaphis and HDS have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting

Policies; except that each affiliate shall be permitted to make sales to the extent permitted by applicable accounting rules and regulations promulgated by the Commission. Medaphis shall be entitled to place legends on any certificates of Medaphis Common Stock issued to such affiliates to restrict transfer of such shares as set forth above.

     (b) Medaphis shall take such action with respect to affiliates of Medaphis as is reasonably appropriate under applicable accounting rules and regulations promulgated by the Commission for the Merger to qualify as a "pooling of interests" for accounting purposes.

     Section 5.8. No Solicitation; Acquisition Proposals. From the date of this Agreement until the Effective Time or until this Agreement is terminated as provided in Article 8, HDS will not directly or indirectly (i) solicit or initiate (including by way of furnishing any information) discussions with or
(ii) enter into negotiations or agreements with, or furnish any information to, any corporation, partnership, person or other entity or group (other than Medaphis, an affiliate of Medaphis or their authorized representatives pursuant to Section 5.3) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (an "Acquisition Transaction") involving HDS; and HDS will instruct its officers, directors, advisors and other financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence; provided, however, that the actions prohibited by the foregoing clauses (i) and (ii) shall be subject to any action taken by the Board of Directors of HDS in the exercise of its good faith judgment as to its fiduciary duties to the stockholders of HDS, which judgment is based upon the advice of independent counsel that a failure of the Board of Directors to take such action would be likely to constitute a breach of its fiduciary duties to the stockholders of HDS. HDS will notify Medaphis promptly in writing if HDS becomes aware that any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated with HDS with respect to an Acquisition Transaction and will immediately after receipt provide to Medaphis a copy of any letter, proposal or other document in which any proposal for an Acquisition Transaction is made or expressed. HDS will immediately cease any existing activities, discussions or negotiations with any third parties which may have been conducted on or prior to the date hereof with respect to an Acquisition Transaction and shall direct and use reasonable efforts to cause its officers, advisors and representatives not to engage in any such activities, discussions or negotiations.

     Section 5.9. Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the parties hereto shall each use their reasonable, good faith efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated by this Agreement to be effected on or prior to June 30, 1996 in accordance with the terms of this Agreement and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

          (a) Subject to the provisions of Section 5.9(e), HDS and Medaphis shall promptly make their respective filings and submissions and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to obtain any required approval of any other federal, state or local governmental agency or regulatory body with jurisdiction over the transactions contemplated by this Agreement.

          (b) Subject to the provisions of Section 5.9(e), if any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated by this Agreement or seeks damages in connection with this Agreement, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

          (c) Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of HDS or Medaphis, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or that will or may result in the failure to satisfy any of the conditions specified in Article 6 and (ii) any failure of HDS or Medaphis, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          (d) Without the prior written consent of Medaphis, HDS will not terminate any employee if such termination would result in the payment of any amounts pursuant to "change in control" provisions of any employment agreement or arrangement.

          (e) With respect to filings under the HSR Act, Medaphis will coordinate on behalf of all parties and, except as may be required by law, shall determine in its sole judgment and discretion the timing of and, except with respect to matters relating specifically to HDS, the substance of all communications and filings made by the parties with any governmental antitrust authority regarding the transactions contemplated by this Agreement, including without limitation:

             (i) the timing of the HSR filings by any party;

             (ii) the extent to which it may be necessary to resolve or settle any concerns on the part of any governmental antitrust authority regarding the legality under any antitrust law of the Merger by entering into negotiations, providing information, making proposals, entering into and performing agreements or submitting to judicial or administrative orders;

             (iii) contesting the entry in a judicial or administrative proceeding brought under any antitrust law by any governmental antitrust authority or any other party of any permanent or preliminary injunction or other order that would make consummation of the Merger unlawful or would prevent or delay it;

             (iv) if such an injunction or other order has been issued in such a proceeding, taking any and all steps, including, without limitation, appeal, or the posting of bond, necessary to vacate, modify or suspend such injunction or order so as to permit the consummation of the Merger on the schedule contemplated by this Agreement;

             (v) responding to and complying with any request for additional information by any governmental antitrust authority; and

             (vi) determining any other appropriate response or initiative to avoid or eliminate impediments under any antitrust law that may be asserted by any governmental antitrust authority or any other party to the consummation of the transactions contemplated by this Agreement.

     Section 5.10. Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies (except as otherwise provided by Section 5.9(e)), employees or the general public shall be mutually agreed upon in advance (unless Medaphis or HDS is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable rule of The Nasdaq National Market and then only after making a reasonable attempt to comply with the provisions of this Section 5.10).

     Section 5.11. Financial Statements and Commission Reports. Prior to the Effective Time, each party to this Agreement shall deliver to the other, as soon as available but in no event later than 45 days after the end of each fiscal quarter, a consolidated balance sheet as of the last day of such fiscal period and the consolidated statements of income, stockholders' equity and cash flows of such party and its subsidiaries for the fiscal period then ended prepared in accordance with generally accepted accounting principles with such exceptions as are noted on such financial statements, and in the case of Medaphis, in accordance with the requirements of Form 10-Q (or Form 10-K as the case may be) under the Exchange Act. Prior to the Effective Time, Medaphis shall deliver to HDS as soon as available a copy of each form, report and other document filed by

Medaphis with the Commission after the date of this Agreement and shall otherwise keep HDS apprised of any material developments with respect to the business or financial condition of Medaphis.

     Section 5.12. Supplements to Disclosure Letters. From time to time prior to the Effective Time, HDS and Medaphis will each promptly supplement or amend the respective disclosure letters which they have delivered pursuant to this Agreement with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such disclosure letter or which is necessary to correct any information in any such disclosure letter which has been rendered inaccurate by such matter. No supplement or amendment to any such disclosure letter shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 6.2(a) or 6.3(a).

     Section 5.13. Pooling of Interests Accounting. From and after the date of this Agreement and until the Effective Time, neither Medaphis nor HDS nor any of their respective subsidiaries or other affiliates shall knowingly take, or knowingly fail to take, any action (other than actions expressly contemplated by this Agreement) that would jeopardize the treatment of Medaphis' acquisition of HDS as a "pooling of interests" for accounting purposes. Following the Effective Time, Medaphis shall use its reasonable, best efforts to conduct the business of Medaphis in a manner that would not jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes.

     Section 5.14. Accountant's Review Report. HDS agrees to exercise reasonable efforts to cause Deloitte & Touche to deliver to Medaphis prior to the filing of the Registration Statement a limited review report covering any unaudited financial statements of HDS included in the Registration Statement in form and substance reasonably acceptable to Medaphis (the " Deloitte & Touche Review Report").

     Section 5.15. Special Indemnification by Medaphis. (a) Subsequent to the Closing, Medaphis shall to the fullest extent permitted under Delaware corporate law, indemnify and hold harmless each present and former director, officer, employee and agent of HDS (collectively, the "Special Indemnified Parties") against all losses, claims, damages, liabilities or judgments, joint or several, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee or agent of HDS before the Closing, whether asserted or claimed prior to, at or after the Closing Date, for a period of six years after the Closing Date, in each case to the fullest extent permitted under Delaware corporate law (and shall pay any expenses in advance of the final disposition of such action or proceeding to each Special Indemnified Party to the fullest extent permitted under Delaware corporate law, upon receipt from the Special Indemnified Party to whom expenses are advanced of an undertaking to repay such advances as required under Delaware corporate law). In the event of any such claim, action, suit, proceeding or investigation, Medaphis, at its expense, shall have the right to defend such claim, action, suit, proceeding or investigation, unless there is, as determined by counsel to Medaphis, a conflict or reasonable likelihood of a conflict such that the representation of one or more of the Special Indemnified Parties would be impermissible under applicable standards of professional conduct, in which case, or in the case that Medaphis elects not to defend such claim, action, suit, proceeding or investigation, Medaphis shall pay the reasonable fees and expenses of counsel selected by the Special Indemnified Parties, which counsel shall be reasonably satisfactory to Medaphis, promptly after statements therefor are received, and Medaphis shall cooperate in the defense of any such matter; provided, however, that, in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

     (b) For a period of six years after the Closing Date, Medaphis agrees that it will not take any action to amend the Certificate of Incorporation or Bylaws of the Surviving Corporation to limit the indemnification available to the Special Indemnified Parties as described by Section 5.15(a).

     (c) Medaphis shall maintain, or cause the Surviving Corporation to maintain, directors' and officers' liability insurance for acts or omissions occurring through the Closing Date with respect to the Special Indemnified Parties having terms at least as advantageous to the Special Indemnified Parties as the directors' and officers' liability insurance policies of HDS currently in place, for a period of three years after the Closing Date.

     (d) In the event Medaphis or any of its respective successors or assigns
(i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Medaphis shall assume the obligations set forth in this Section 5.15.

     Section 5.16. Employees. (a) HDS 401(k) Plan. Medaphis will maintain the HDS 401(k) Plan in effect for employees of HDS and each HDS ERISA Affiliate for a period commencing on the Closing Date and ending September 30, 1997. Medaphis shall allow employees of HDS and each HDS ERISA Affiliate to participate in the HDS 401(k) Plan under the terms in effect under the HDS 401(k) Plan as of the Closing Date except for any changes to such plan that are required by law. At the end of such period, Medaphis shall cause employees of HDS and each HDS ERISA Affiliate to be eligible to participate in either the Medaphis 401(k) Plan or other similar plan providing benefits at a level at least as generous as the Medaphis 401(k) Plan (the "Replacement Plan"). Medaphis covenants that the service of each employee of HDS and each HDS ERISA Affiliate prior to the Closing Date shall be credited as service under the Replacement Plan for all purposes (including, without limitation, eligibility and vesting) for those employees of HDS and each HDS ERISA Affiliate who were participants in any 401(k) plan maintained by HDS or an HDS ERISA Affiliate as of the Closing Date. In addition, to the extent that the Replacement Plan provides for a level of employer matching and other employer contributions (not including elective contributions and other employee contributions) which are less than that provided under the HDS 401(k) Plan prior to the Closing Date, each employee of HDS and each HDS ERISA Affiliate as of the Closing Date shall be entitled to a bonus as of the date of their eligibility under the Replacement Plan, such bonus to be paid on or before December 31, 1997, equal to 75% of the difference between (A) and (B), where (A) is the employer matching contribution made to the HDS 401(k) Plan for the employee for the plan year ending September 30, 1997 and
(B) is the employer matching and other employer contributions that would be made under the Replacement Plan if such employee contributed the same percentage of his or her compensation to the Replacement Plan during a plan year.

     (b) HDS Health Plan. For a period of two years after the Closing Date, in addition to any other Medaphis group health plan offered to all Medaphis employees (the "Successor Plans"), Medaphis shall provide all employees of HDS and each HDS ERISA Affiliate with the opportunity to elect coverage for themselves and their dependents under the health maintenance organization sponsored by Blue Cross, the dental program sponsored by Prudential and the vision care program sponsored by Blue Cross in which HDS participates as of the Closing Date. Any Successor Plan shall meet the following requirements: (i) service with HDS and each HDS ERISA Affiliate prior to the Closing Date shall be credited against all eligibility and waiting period requirements under the Successor Plans for those employees of HDS and each HDS ERISA Affiliate (and their eligible dependents) who were eligible for coverage from HDS or an HDS ERISA Affiliate as of the Closing Date; (ii) the Successor Plans shall not provide for any pre-existing condition exclusion for those employees of HDS and each HDS ERISA Affiliate (and their dependents) and all qualified beneficiaries (as defined in Section 4980B(g)(i) of the Code) entitled to continuation coverage under COBRA (the "Qualified Beneficiaries") who were entitled to coverage from HDS or an HDS ERISA Affiliate as of the Closing Date; and (iii) the deductibles in effect under the Successor Plans for the plan year in which the Closing Date occurs shall be reduced by any amounts applied toward the deductibles under the HDS Benefit Plans for the plan year in which the Closing Date occurs provided such individuals submit evidence to Medaphis sufficient to demonstrate the amount so applied against any applicable deductibles in effect under any HDS Benefit Plan.

     (c) Other Benefits. For a period of two years after the Closing Date, Medaphis will provide all employees of HDS and each HDS ERISA Affiliate with substantially similar benefits, other than those benefits described in Sections 5.16(a) and (b) above, as provided by HDS and each HDS ERISA Affiliate to such employees as of the Closing Date or will pay such employees the economic equivalent of such benefits; provided, however, that Medaphis shall not be required to maintain any insurance benefit programs to the extent that such programs are unavailable from an insurance carrier or are only available on commercially unreasonable terms.

     Section 5.17. Certain Other Benefits. After the Effective Time, Medaphis will grant to employees of HDS and Subsidiary certain other benefits in the manner and to the extent provided in the Medaphis Disclosure Letter.

                                   ARTICLE 6.

                                   CONDITIONS

     Section 6.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

          (a) HDS Stockholder Approval. The Merger, this Agreement and the transactions contemplated by this Agreement shall have been approved at the meeting of HDS Stockholders duly called and held in accordance with the DGCL by the holders of not less than eighty-five percent of the outstanding shares of HDS Series F Stock having the right to vote on such matters and holders of a majority of the outstanding shares of HDS Capital Stock (voting together as a class) having the right to vote on such matters.

          (b) Injunction. At the Effective Time there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the Merger may not be consummated as provided in this Agreement, no proceeding or lawsuit shall have been commenced by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any such agency indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

          (c) Tax Opinion. HDS and Medaphis shall each have received a written opinion of King & Spalding concerning certain federal income tax consequences of the Merger, substantially in the form attached as Exhibit 6.1(c).

          (d) Registration Statement. The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or under the proxy rules of the Commission pursuant to the Exchange Act and with respect to the transactions contemplated by this Agreement, shall be pending before or threatened by the Commission. All applicable state securities laws shall have been complied with in connection with the issuance of Medaphis Common Stock to be issued pursuant to the Merger, and no stop order suspending the effectiveness of any qualification or registration of such Medaphis Common Stock under such state securities laws shall have been issued and pending or threatened by the authorities of any such state. The prospectus that comprises part of the Registration Statement shall have been mailed or sent to HDS Stockholders not less than twenty business days prior to the meeting described in Section 6.1(a), as the term "business days" is defined for purposes of Form S-4 under the Securities Act.

          (e) Pooling. HDS and Medaphis shall have been advised in writing, as of the Effective Time, by Deloitte & Touche that, in accordance with generally accepted accounting principles, the Merger qualifies to be treated as a "pooling of interests" for accounting purposes.

          (f) The Nasdaq National Market Additional Shares Notification. The Medaphis Common Stock to be issued pursuant to this Agreement shall have been approved for listing on The Nasdaq National Market, subject only to official notice of issuance by Medaphis.

          (g) HSR Act. The applicable waiting periods shall have expired or been terminated early under the HSR Act.

     Section 6.2. Conditions to Obligations of Medaphis. The obligation of Medaphis to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of HDS set forth in Article 3 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time.

          (b) Performance of Obligations of HDS. HDS shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement.

          (c) Opinion of HDS Counsel. Medaphis shall have received an opinion of Seyfarth, Shaw, Fairweather & Geraldson, dated the Closing Date, substantially in the form attached as Exhibit 6.2(c).

          (d) Authorization of Merger. All corporate action necessary by HDS to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken.

          (e) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filing of the Delaware Certificate of Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of Medaphis and HDS following the Effective Time.

          (f) Certificates. HDS shall have furnished Medaphis with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 6.2(a), (b) and (d).

          (g) Accountant's Review Report and Letter. Medaphis shall have received: (i) the Deloitte & Touche Review Report in accordance with
     Section 5.14; and (ii) a letter from Deloitte & Touche dated the effective date of the Registration Statement under the Securities Act, with respect to certain financial and statistical information concerning HDS included in the Registration Statement in form and substance customary in transactions of the nature of the Merger.

          (h) Material Contracts. Medaphis shall have received consents to assignment of all HDS Material Contracts or written waivers of the provisions of any HDS Material Contracts requiring the consents of third parties as set forth in the HDS Disclosure Letter.

          (i) Resignation Letters. Each of the directors of HDS shall have tendered to Medaphis resignation letters in form and substance reasonably acceptable to Medaphis on or prior to the Closing Date, such resignations to be effective immediately following the Closing Date.

          (j) Dissenters' Rights. Holders of less than 10% of the outstanding HDS Capital Stock shall have exercised appraisal rights pursuant to the DGCL.

          (k) Options. At least 70% of the holders of Options shall have executed and delivered to Medaphis an Option Assumption Agreement with respect to each Option held by such holder on the Closing Date.

          (l) Due Diligence. During the course of the Medaphis Due Diligence Review, Medaphis shall not have discovered any HDS Detrimental Information. The term "HDS Detrimental Information" means any information concerning the assets, liabilities, results of operations, financial condition or business of HDS or Subsidiary, that (i) would have an HDS Material Adverse Effect,
     (ii) although it existed on the date of execution of this Agreement, it was not previously delivered by, or on behalf of, HDS to Medaphis and was not specifically set forth in or contemplated by the HDS Disclosure Letter as delivered on the date of this Agreement, (iii) is specific to HDS or Subsidiary (as opposed to general information concerning the industry or industries in which HDS or Subsidiary operate or the economy generally) and
     (iv) does not relate to prospective agreements of HDS, or any projections or other similar forward-looking information relating to HDS.

     Section 6.3. Conditions to Obligations of HDS. The obligation of HDS to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Medaphis set forth in Article 4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time.

          (b) Performance of Obligations by Medaphis. Medaphis shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement.

          (c) Opinion of Medaphis Counsel. HDS shall have received an opinion, dated the Closing Date, of King & Spalding, counsel to Medaphis, substantially in the form of Exhibit 6.3(c).

          (d) Authorization of Merger. All corporate action necessary by Medaphis to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken.

          (e) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filing of the Delaware Certificate of Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of Medaphis and HDS following the Effective Time.

          (f) Certificates. Medaphis shall have furnished HDS with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 6.3(a), (b) and (d).

          (g) Accountant's Report. HDS shall have received a letter from Deloitte & Touche dated the effective date of the Registration Statement under the Securities Act, with respect to certain financial and statistical information concerning Medaphis and its subsidiaries included or incorporated by reference in the Registration Statement, in form and substance customary in transactions of the nature of the Merger.

          (h) Fairness Opinion. The Board of Directors of HDS shall have received a written opinion of Hambrecht & Quist, dated on or before the Closing Date, to the effect that the Merger is fair to HDS and its stockholders from a financial point of view.

                                   ARTICLE 7.

                                    CLOSING

     The consummation of the transactions contemplated by this Agreement is referred to as the "Closing." The "Closing Date" is the date on which the Closing occurs. The Closing shall occur as soon following the HDS Stockholders' meeting described in Section 5.5 as is reasonably practicable and in any event within three business days of the satisfaction or waiver of the other conditions set forth in Article 6; except that under no circumstance shall the Closing take place on or after August 15, 1996. The Closing shall take place at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia, or at such other place as HDS and Medaphis may agree.

                                   ARTICLE 8.

                                  TERMINATION

     Section 8.1. Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of HDS:

          (a) by mutual agreement of the Boards of Directors of HDS and Medaphis;

          (b) by HDS, if any one or more of the conditions set forth in Sections
     6.1 and 6.3 are not complied with or performed and such noncompliance or nonperformance has not been cured or eliminated (or by its nature cannot be cured or eliminated) by Medaphis on or before August 15, 1996;

          (c) by Medaphis, if any one or more of the conditions set forth in Sections 6.1 and 6.2 are not complied with or performed and such noncompliance or nonperformance has not been cured or eliminated (or by its nature cannot be cured or eliminated) by HDS on or before August 15, 1996;

          (d) if, after the meeting of the HDS Stockholders contemplated by
     Section 5.5 has been held (after giving effect to any adjournments), the condition set forth in Section 6.1(a) has not been fulfilled, by HDS or Medaphis; and

          (e) by HDS if the Average Closing Price is less than $37.

     Section 8.2. Specific Performance and Other Remedies. The parties each acknowledge that the rights of each party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character, and that, if any party violates or fails or refuses to perform any covenant or agreement made by it in this Agreement, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that if either party violates or fails or refuses to perform any covenant or agreement made by such party in this Agreement, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief. If HDS fails to perform any of the covenants contained in Section 5.1(m) or Section 5.7(a), Medaphis's sole remedy is to terminate this Agreement pursuant to Section 8.1(c), because the condition set forth in Section 6.2(b) has not been satisfied.

     Section 8.3. Effect of Termination. In the event of termination of this Agreement pursuant to this Article 8, this Agreement shall forthwith become void and there shall be no liability on the part of any party or its respective officers, directors or stockholders, except for obligations under Section 5.3(b), Section 5.10, Section 8.4, Section 9.13 and this Section, all of which shall survive the termination. Notwithstanding the foregoing, nothing contained in this Section 8.3 shall relieve any party from liability for any breach of any covenant or agreement in this Agreement.

     Section 8.4. Termination Fee. If (A)(i) Medaphis terminates this Agreement pursuant to Section 8.1(c) as the result of the failure to satisfy the closing condition in Section 6.1(a), (ii) HDS terminates this Agreement pursuant to
Section 8.1(b) as a result of the failure to satisfy the closing condition in
Section 6.1(a), (iii) Medaphis terminates this Agreement pursuant to Section 8.1(d), or (iv) HDS terminates this Agreement pursuant to Section 8.1(d); and
(B) on or prior to the date scheduled for the meeting of HDS Stockholders specified in Section 5.5, any corporation, partnership, limited liability company, other type of entity, group or person makes a proposal or offer concerning an Acquisition Transaction involving HDS; and (C) prior to the expiration of 182 days after the date of a termination of this Agreement of the type described in (A), HDS engages in negotiations with or enters into a letter of intent, agreement in principle or definitive agreement with any corporation, partnership, limited liability company, other type of entity, group or person (except for Medaphis or its authorized representatives) concerning an Acquisition Transaction; and (D) such Acquisition Transaction is consummated during or after such 182-day period, then HDS shall within five business days after such consummation pay Medaphis a fee of $7,500,000 to reimburse and compensate Medaphis for its expense, time and effort in connection with the transactions contemplated by this Agreement.

     Except as provided in the second sentence of Section 9.4, in the event of a payment pursuant to this Section 8.4, such payment shall be in full satisfaction of all obligations and liabilities of the paying party to the other, arising out of the termination of this Agreement.

                                   ARTICLE 9.

                            MISCELLANEOUS PROVISIONS

     Section 9.1. Notices. Each notice, communication and delivery under this Agreement must be made in writing signed by the party making the same, must specify the Section pursuant to which it is given or being made, and must be delivered personally or by telecopy transmission (provided that any notice sent by telecopy transmission must also be sent by registered or certified mail) or sent by registered or certified mail or by any express mail service (with postage and other fees prepaid) as follows:

          To Medaphis:

               Medaphis Corporation
               2700 Cumberland Parkway
               Suite 300
               Atlanta, Georgia 30339
               Attn.: William R. Spalding
               Telecopy No.: (770) 431-1667

          with a copy to:

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia 30303
               Attn: Robert W. Miller, Esq.
               Telecopy No.: (404) 572-5146

          To HDS:

               Health Data Sciences Corporation
               268 West Hospitality Lane #300
               San Bernardino, California 92408
               Attn: Ralph A. Korpman, M.D.
               Telecopy No.: (909) 885-0124

          with a copy to:

               Seyfarth, Shaw, Fairweather & Geraldson
               2029 Century Park East
               Los Angeles, California 90067-3063
               Attn: Edward J. Pierce
               Telecopy No.: (310) 201-5219

or to such other representative or at such other address of a party as such party may furnish to the other parties in writing.

     Section 9.2. Disclosure Letters and Exhibits. The HDS Disclosure Letter and the Medaphis Disclosure Letter and all Exhibits are incorporated into this Agreement and are made a part of this Agreement as if set out in full in this Agreement.

     Section 9.3. Assignment; Successors in Interest. No assignment or transfer by Medaphis, HDSSub or HDS of their respective rights and obligations under this Agreement prior to the Closing shall be made except with the prior written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties and their permitted successors and assigns, and any reference to a party shall also be a reference to a permitted successor or assign.

     Section 9.4. Representations and Warranties. The representations and warranties set forth in this Agreement shall not survive the Closing. Notwithstanding anything to the contrary set forth in this Section 9.4, this Section shall not limit or restrict HDS's or Medaphis's remedies against the other or any other person for fraud, willful misconduct, or bad faith. The covenants and agreements of each of Medaphis,

HDSSub and HDS set forth in this Agreement shall survive the Closing and shall remain in full force and effect until performed or satisfied by the applicable party responsible for the same in this Agreement.

     Section 9.5. Number; Gender. Whenever this Agreement so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

     Section 9.6. Captions. The titles, captions and table of contents contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Exhibits are references to Exhibits to this Agreement and the HDS Disclosure Letter and the Medaphis Disclosure Letter.

     Section 9.7. Controlling Law; Integration; Amendment. (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to Delaware's choice of law rules and the parties agree that any legal proceeding instituted with respect to this Agreement shall be brought in Delaware and the parties submit to personal jurisdiction therein and agree that venue properly lies in Delaware. This Agreement supersedes all negotiations, agreements and understandings among the parties with respect to the subject matter of this Agreement and constitutes the entire agreement among the parties.

     (b) This Agreement may not be amended, modified or supplemented except by written agreement of the parties.

     Section 9.8. HDS and Medaphis Knowledge. As used in this Agreement, the terms "the knowledge of the HDS Executives," "known to the HDS Executives" or words of similar import used in this Agreement with respect to HDS shall mean the actual knowledge of any HDS Executive, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand. The "HDS Executives" shall consist of Ralph A. Korpman, M.D., Mr. Peter Gladkin and Ms. Janice E. Ticich. As used in this Agreement, the terms "the knowledge of the Medaphis Executives," "known to the Medaphis Executives" or words of similar import used in this Agreement with respect to Medaphis shall mean the actual knowledge of any Medaphis Executive, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matters at hand. The "Medaphis Executives" shall consist of Messrs. Randolph G. Brown, Timothy J. Kilgallon, Michael R. Cote and William R. Spalding.

     Section 9.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

     Section 9.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

     Section 9.11. Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties, and their permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement, other than Section 5.4 and
Section 5.15 which provide for certain benefits to the persons described in such sections.

     Section 9.12. Waiver. At any time prior to the Effective Time, the parties, by or pursuant to action taken by their respective Boards of Directors, may, to the extent legally permitted: (i) extend the time for the performance of any of the obligations or other acts of any other party; (ii) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant to this Agreement; (iii) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained in this Agreement; and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

     Section 9.13. Fees and Expenses. Medaphis shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including, but not limited to, the fees, costs and expenses of its financial advisors, accountants and counsel. HDS shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, but such fees, costs and expenses shall not exceed in the aggregate the sum of the amounts of fees specified in the HDS Disclosure Letter and the reasonable fees, costs and expenses of the accountants and counsel for HDS.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the date first above written.

                                 MEDAPHIS CORPORATION

                                 By:  /s/  RANDOLPH G. BROWN
                                     -------------------------------------------

                                   Title:  Chairman, CEO and President
                                          --------------------------------------

                                 HDSSUB, INC.

                                 By:  /s/  RANDOLPH G. BROWN
                                     -------------------------------------------

                                   Title:  Chairman, CEO and President
                                          --------------------------------------

                                 HEALTH DATA SCIENCES CORPORATION


                                 By:  /s/  RALPH A. KORPMAN, M.D.
                                     -------------------------------------------

                                   Title:  Chairman and Chief Executive Officer
                                          --------------------------------------